UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.      )
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Soliciting Material under §240.14a-12

WATTS WATER TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 28, 2022
Dear Stockholder:
It is my pleasure to invite you to attend our 2022 Annual Meeting of Stockholders, which will be held on Wednesday, May 11, 2022 at 9:00 a.m. at our principal executive offices located at 815 Chestnut Street, North Andover, Massachusetts 01845. On the pages following this letter you will find the notice of our 2022 Annual Meeting, which lists the business matters to be considered at the meeting, and the proxy statement, which describes the business matters listed in the notice. Following completion of the scheduled business at the 2022 Annual Meeting, we will report on our operations and answer questions from stockholders.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders through the internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the 2022 Annual Meeting.
Whether or not you plan to attend the 2022 Annual Meeting, your vote is important and we encourage you to vote promptly. After you have read the attached proxy statement, please cast your vote by telephone or through the Internet. Instructions for voting by telephone or through the Internet are included on the Notice of Internet Availability of Proxy Materials you received in the mail. If you received printed copies of these materials, please mark your vote on the proxy card, sign and date the proxy card, and return it per the instructions on the card.
We hope that you will be able to join us at the 2022 Annual Meeting.
Sincerely,
ROBERT J. PAGANO, JR.
Chief Executive Officer, President
and Chairperson of the Board

WATTS WATER TECHNOLOGIES, INC.
815 Chestnut Street
North Andover, MA 01845

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 11, 2022

To the Stockholders of
Watts Water Technologies, Inc.
Notice is hereby given that the 2022 Annual Meeting of Stockholders of Watts Water Technologies, Inc., a Delaware corporation, will be held at our principal executive offices located at 815 Chestnut Street, North Andover, Massachusetts 01845, on Wednesday, May 11, 2022, at 9:00 a.m., local time, for the following purposes:
1.
To elect the nine directors named in the proxy statement to our Board of Directors, each to hold office until our 2023 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;

2.
To approve, by a non-binding advisory vote, named executive officer compensation;

3.
To approve our Third Amended and Restated 2004 Stock Incentive Plan; and

4.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.

The stockholders will also consider and act upon any other matters that may properly come before the Annual Meeting.
Only stockholders of record at the close of business on March 17, 2022 are entitled to notice of and to vote at the Annual Meeting or any continuation, adjournment or postponement thereof.
By Order of the Board of Directors
KENNETH R. LEPAGE
General Counsel,
Chief Sustainability Officer
and Secretary
North Andover, Massachusetts
March 28, 2022

i

ii

WATTS WATER TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 11, 2022
PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING
Our 2022 Annual Meeting of Stockholders will be held on Wednesday, May 11, 2022 at 9:00 a.m., local time, at our principal executive offices located at 815 Chestnut Street, North Andover, Massachusetts 01845. If you have any questions about the Annual Meeting, you may contact our Investor Relations department by email at investorrelations@wattswater.com or by mailing a written request for information addressed to our Corporate Secretary at our principal executive offices.
INFORMATION ABOUT THIS PROXY STATEMENT
You have received this proxy statement because the Board of Directors of Watts Water Technologies, Inc. (which we also refer to as Watts or the Company) is soliciting your proxy to vote your shares at the 2022 Annual Meeting and at any continuation, adjournment or postponement of the 2022 Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission, or SEC, and is designed to assist you in voting your shares. Only stockholders of record at the close of business on March 17, 2022 are entitled to receive notice of and to vote at the Annual Meeting.
Beginning on or about March 28, 2022, we are mailing or making available to our stockholders of record as of March 17, 2022 a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access our proxy statement, proxy and annual report for the year ended December 31, 2021, as well as how to vote. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available in the Investors section of our website at https://investors.wattswater.com. If you are a stockholder and would like a copy of our Annual Report on Form 10-K or any of its exhibits sent to you, we will send it to you without charge. Please address all such requests to our Corporate Secretary at our principal executive offices.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 11, 2022
This proxy statement and our 2021 annual report to security holders are available at https://materials.proxyvote.com/942749.
INFORMATION ABOUT VOTING
Each share of our class A common stock, par value $0.10 per share, outstanding on the record date is entitled to one vote on each matter submitted, and each share of our class B common stock, par value $0.10 per share, outstanding on the record date is entitled to ten votes on each matter submitted. As of the close of business on March 17, 2022, there were outstanding and entitled to vote 27,438,742 shares of class A common stock and 6,024,290 shares of class B common stock.

Stockholders of Record
Stockholders of record may vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:
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By Internet—Stockholders of record may vote over the Internet by visiting the website listed on the Internet Notice and following the instructions;

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By telephone—Stockholders of record located in the United States and Canada may vote by calling the toll-free telephone number listed at https://materials.proxyvote.com/942749 and following the instructions; or

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By mail—Stockholders of record who request printed copies of our proxy materials may also vote by mail by signing and dating the proxy card and returning it in accordance with the instructions on the card.

If a choice is specified in a proxy, shares represented by that proxy will be voted in accordance with such choice. If no choice is specified, the proxy will be voted “FOR” the election of each of the nine nominees for director named in this proxy statement, “FOR” our named executive officer compensation, “FOR” our Third Amended and Restated 2004 Stock Incentive Plan and “FOR” the ratification of the appointment of KPMG LLP.
You may revoke or change your proxy at any time before it is exercised by (i) delivering to us a signed proxy card with a date later than that of your previously delivered proxy, (ii) voting in person at the Annual Meeting, (iii) granting a subsequent proxy through the Internet or by telephone, or (iv) sending a written revocation to our Corporate Secretary at our principal executive offices. Attending the Annual Meeting will not revoke your proxy unless you specifically request that your proxy be revoked by sending a written revocation to our Corporate Secretary before the proxy is exercised or you vote in person at the Annual Meeting.
Beneficial Owners
If you are a beneficial owner and your shares are held in “street name” by a bank, broker or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You will need to follow the instructions of the holder of record in order to vote your shares. Many banks and brokers offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or broker on a voting instruction form. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you must contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.
QUORUM; REQUIRED VOTES; ABSTENTIONS AND BROKER NON-VOTES
The presence, in person or by proxy, of a majority of the voting power of the outstanding shares of class A common stock and class B common stock entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” occurs when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary authority to vote on that matter. A nominee holder has discretionary authority under the rules of the New York Stock Exchange, or NYSE, to vote street name shares on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, even if the nominee holder does not receive voting instructions from the beneficial owners, but will not have discretionary authority to vote on the election of directors, the approval of our named executive officer compensation or the approval of our Third Amended and Restated 2004 Stock Incentive Plan.

Proposal 1: Election of Directors
Under our by-laws, directors are elected by plurality vote. This means that the nine director nominees receiving the highest number of affirmative votes will be elected as directors. You may vote for all the director nominees, withhold your vote from all the director nominees or withhold your vote from any one or more of the director nominees. Votes that are withheld and broker non-votes will have no effect on the results of the vote.
Proposal 2: Advisory Vote on the Compensation of Our Named Executive Officers
Under our by-laws, the affirmative vote of the holders of a majority of the votes present or represented at the Annual Meeting and entitled to be cast will be required for approval on a non-binding, advisory basis, of the compensation of our named executive officers. If you submit a proxy or attend the meeting but choose to abstain from voting on this proposal, you will be considered present at the meeting and entitled to vote on such proposal. As a result, an abstention will have the same effect as if you had voted against such proposal. Broker non-votes, however, will have no effect on the proposal because they will not be considered to have been entitled to vote on such proposal.
Proposal 3: Approval of Our Third Amended and Restated 2004 Stock Incentive Plan
Under our by-laws, the affirmative vote of the holders of a majority of the votes present or represented at the Annual Meeting and entitled to be cast will be required for approval of our Third Amended and Restated 2004 Stock Incentive Plan. If you submit a proxy or attend the meeting but choose to abstain from voting on this proposal, you will be considered present at the meeting and entitled to vote on such proposal. As a result, an abstention will have the same effect as if you had voted against such proposal. Broker non-votes, however, will have no effect on the proposal because they will not be considered to have been entitled to vote on such proposal.
Proposal 4: Ratification of Our Independent Registered Public Accounting Firm
Under our by-laws, the affirmative vote of the holders of a majority of the votes present or represented at the Annual Meeting and entitled to be cast will be required for approval of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. If you submit a proxy or attend the meeting but choose to abstain from voting on this proposal, you will be considered present at the meeting and entitled to vote on such proposal. As a result, an abstention will have the same effect as if you had voted against such proposal. Because brokers have discretionary authority under NYSE rules to vote street name shares on Proposal 4, we do not expect any broker non-votes in connection with this proposal.
Solicitation of Proxies
We will bear the expenses of preparing, printing and assembling the materials used in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail or the Internet, we may also use the services of some of our officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by telephone and email. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them, and we will reimburse them for their reasonable expenses.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2023 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
Other Business to be Considered
Our management does not know of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the

Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted in accordance with the direction of the proxy holders. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, may exercise all the powers and authority of the proxies in accordance with their judgment.

PROPOSAL 1 ELECTION OF DIRECTORS
Our entire Board is elected annually at each Annual Meeting. Our Board has nominated each of the nine individuals named below for election as a director at our 2022 Annual Meeting. If elected, each nominee will serve until our 2023 Annual Meeting and until such director’s successor has been duly elected and qualified. Proxies will be voted for each of the nominees named below unless otherwise specified in the proxy. All the nominees are currently members of our Board and were elected by our stockholders at the 2021 Annual Meeting. We expect that all the nominees will be available for election, but if any of the nominees is unable to serve or for good cause will not serve at the time of the 2022 Annual Meeting, proxies solicited hereby may be voted for a substitute nominee designated by our Board or our Board may choose to reduce the number of directors serving on the Board. Current Board member Jes Munk Hansen was not nominated for reelection at the 2022 Annual Meeting, and the number of directors will be reduced by resolution of the Board from ten to nine at the time of the 2022 Annual Meeting.
Our Board of Directors recommends that stockholders vote “FOR” the election of each nominee as a director of Watts Water Technologies, Inc.
Information as to Nominees for Director
Set forth below are the names of the nominees for our Board of Directors, their ages, principal occupations for at least the past five years, the years they originally became members of our Board of Directors and certain other information. The information provided below is current as of February 1, 2022, except for the ages of the nominees, which are current as of May 11, 2022, the date of our 2022 Annual Meeting. For additional information regarding the specific experience, qualifications, attributes or skills that led to the conclusion that each person should serve as a director, see “Criteria and Diversity” within the Corporate Governance section below.

Christopher L. Conway
Age: 66
Director Since: 2015
Mr. Conway was President, Chief Executive Officer and Chairperson of the Board of CLARCOR Inc. from December 2011 until it was acquired in February 2017. Mr. Conway is now retired. Mr. Conway originally joined CLARCOR in 2006 and served in several senior management roles prior to becoming President and Chief Executive Officer, including Chief Operating Officer, President of CLARCOR’s PECOFacet division, President of Facet USA, Inc., an affiliate of CLARCOR, and Vice President of Manufacturing of Baldwin Filters, Inc., another affiliate of CLARCOR. CLARCOR was a diversified marketer and manufacturer of mobile, industrial and environmental filtration products sold in domestic and international markets. Prior to joining CLARCOR, Mr. Conway served for two years as the Chief Operating Officer of Cortron Corporation, Inc., a manufacturing start-up based in Minneapolis, Minnesota. Mr. Conway also served for seven years in various management positions at Pentair, Inc., a global provider of products and services relating to energy, water, thermal management and equipment protection.

Michael J. Dubose
Age: 66
Director since: 2020
Mr. Dubose has served as President of the Fisher Healthcare Division of Thermo Fisher Scientific Inc. since March 2019. Thermo Fisher Scientific engages in the provision of analytical instruments, equipment, reagents and consumables, software and services for research, analysis, discovery, and diagnostics. Mr. Dubose previously served as Vice President of National Accounts and Cross Border Business Globally for W.W. Grainger, Inc. from 2010 to March 2019. W. W. Grainger is a leading broad line supplier of maintenance, repair and operating (MRO) products, with operations primarily in North America, Japan and Europe. Prior to this position, he served as a Regional Vice President of Staples, Inc. from 2008 to 2010. Prior to 2008, Mr. Dubose held senior management positions with Corporate Express Inc., Alliant Foodservice Inc. and Baxter International Inc.

David A. Dunbar
Age: 60
Director since: 2017
Mr. Dunbar has served as President, Chief Executive Officer and a member of the Board of Directors of Standex International Corporation since January 2014, and as Chairperson since October 2016. Standex is a global, multi-industry manufacturer comprised of five business segments of Electronics, Engraving, Scientific, Engineering Technologies and Specialty Solutions. Mr. Dunbar previously served as President of the valves and controls global business unit of Pentair, Inc. from October 2009 to December 2013. The unit was initially owned by Tyco Flow Control, and Tyco Flow Control and Pentair merged in 2012. Prior to his tenure at Pentair, Mr. Dunbar held a number of senior positions at Emerson Electric Co., including President of each of the following: Emerson Process Management Europe; Machinery Health Management; and Emerson Climate Technologies Refrigeration.

Louise K. Goeser
Age: 68
Director since: 2018
Ms. Goeser served as President and Chief Executive Officer of Grupo Siemens S.A. de C.V. from March 2009 until her retirement in May 2018. In this position, Ms. Goeser was responsible for Siemens Mesoamérica, which is the Mexican, Central American and Caribbean unit of multinational Siemens AG, a global engineering company operating in the industrial, energy and healthcare sectors. Ms. Goeser previously served as President and Chief Executive Officer of Ford of Mexico from January 2005 to November 2008. Prior to this position, she served as Vice President, Global Quality for Ford Motor Company from 1999 to 2005. Prior to 1999, Ms. Goeser served as General Manager, Refrigeration and Vice President, Corporate Quality at Whirlpool Corporation and held various leadership positions with Westinghouse Electric Corporation. Ms. Goeser has served as a member of the Board of Directors of MSC Industrial Direct Co., Inc. since December 2009. MSC is a North American distributor of metal working and maintenance, repair, and operations products and services. Ms. Goeser previously served as a member of the boards of directors of Talen Energy from June 2015 to December 2016, PPL Corporation from March 2003 to June 2015, and Witco Corporation from 1997 to 1999.

W. Craig Kissel
Age: 71
Director since: 2011
Mr. Kissel has served as Lead Independent Director of our Board of Directors since February 2022 and served as the Chairperson of our Board of Directors from October 2014 to February 2022. Mr. Kissel previously was employed by American Standard Companies Inc. from 1980 until his retirement in September 2008. American Standard was a leading global supplier of air conditioning and heating systems, vehicle control systems and bathroom china and faucet-ware. During his time at American Standard, Mr. Kissel served as President of Trane Commercial Systems from 2004 to 2008, President of WABCO Vehicle Control Systems from 1998 to 2003, President of the Trane North American Unitary Products Group from 1994 to 1997, Vice President of Marketing of the Trane North American Unitary Products Group from 1992 to 1994 and held various other management positions at Trane from 1980 to 1991. From 2001 to 2008, Mr. Kissel served as Chairman of American Standard’s Corporate Ethics and Integrity Council, which was responsible for developing the company’s ethical business standards. Mr. Kissel also served in the U.S. Navy from 1973 to 1978. Mr. Kissel served as a director of Chicago Bridge & Iron Company from May 2009 until its merger with McDermott International, Inc. in May 2018 and then Mr. Kissel served as a member of the board of directors of McDermott International until June 2020. McDermott International is a global provider of technology, engineering and construction solutions for the energy industry.

Joseph T. Noonan
Age: 40
Director since: 2013
Mr. Noonan is currently an angel investor and advisor to consumer, software and technology-enabled companies. Mr. Noonan previously served as Founder and Chief Executive Officer of Linger Home, Inc., a direct-to-consumer home textile brand, from August 2018 to January 2020. From November 2013 to January 2018, Mr. Noonan served as Chief Executive Officer of Homespun Design, Inc., an online marketplace for American-made furniture and home accents. Mr. Noonan previously worked as an independent digital strategy consultant from November 2012 to November 2013. Mr. Noonan was employed by Wayfair LLC from April 2008 to November 2012. During his time at Wayfair, Mr. Noonan served as Senior Director of Wayfair International from June 2011 to November 2012, Director of Category Management and Merchandising from February 2009 to June 2011 and Manager of Wayfair’s Business-to-Business Division from April 2008 to February 2009. Wayfair is an online retailer of home furnishings, décor and home improvement products. Prior to joining Wayfair, Mr. Noonan worked as a venture capitalist at Polaris Partners and as an investment banker at Cowen & Company.

Robert J. Pagano, Jr.
Age: 59
Director since: 2014
Mr. Pagano has served as Chief Executive Officer and President of our Company since May 2014 and as Chairperson of our Board of Directors since February 2022. He also served as interim Chief Financial Officer from October 2014 to April 2015 and from April 2018 to July 2018. Mr. Pagano previously served as Senior Vice President of ITT Corporation and President, ITT Industrial Process from April 2009 to May 2014. Mr. Pagano originally joined ITT in 1997 and served in several additional management roles during his career at ITT, including as Vice President Finance, Corporate Controller, and President of Industrial Products. ITT Corporation is a diversified manufacturer of highly engineered critical components and customized technology solutions for the energy, transportation and industrial markets. Prior to joining ITT, Mr. Pagano worked at KPMG LLP. Mr. Pagano is a Certified Public Accountant. Mr. Pagano has also served as a member of the Board of Directors of Applied Industrial Technologies, Inc. since August 2017. Applied Industrial Technologies is a distributor of bearings, power transmission products, fluid power components and other industrial supplies and provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber and fluid power shop services. Mr. Pagano has also served on the Board of Directors of The Water Council since October 2021. The Water Council is a non-profit organization focused on water research, education and economic development to solve critical water challenges by driving innovation in freshwater technology and advancing water stewardship.

Merilee Raines
Age: 66
Director since: 2011
Ms. Raines served as Chief Financial Officer of IDEXX Laboratories, Inc. from October 2003 until her retirement in May 2013. Ms. Raines also served as Executive Vice President of IDEXX from July 2012 until her retirement in May 2013. Prior to becoming Chief Financial Officer, Ms. Raines held several management positions with IDEXX, including Corporate Vice President of Finance, Vice President and Treasurer of Finance, Director of Finance, and Controller. IDEXX Laboratories develops, manufactures and distributes diagnostic and information technology-based products and services for companion animals, livestock, poultry, water quality and food safety, and human point-of-care diagnostics. Ms. Raines served as a member of the Board of Directors of Affymetrix, Inc., a provider of life science and molecular diagnostic products that enable analysis of biological systems at the gene, protein and cell level, from January 2015 until it was acquired in March 2016. Ms. Raines also served as a member of the Board of Directors of Aratana Therapeutics, Inc., a pet therapeutics company focused on licensing, developing and commercializing biopharmaceutical products for companion animals, from February 2014 until it was acquired in July 2019. Ms. Raines served as a member of the Board of Directors of Benchmark Electronics, Inc., a worldwide provider of engineering services, integrated technology solutions and electronic manufacturing services, from May 2018 to June 2021. Ms. Raines has served as a member of the Board of Directors of TransMedics Group, Inc., a medical technology company providing novel systems for the preservation and transport of organs to be used for transplant, since January 2021. Ms. Raines has also served as a member of the Board of Directors of Ocular Therapeutix, Inc., a biopharmaceutical company focused on the formulation, development and commercialization of innovative therapies for diseases and conditions of the eye, since September 2021.

Joseph W. Reitmeier
Age: 57
Director since: 2016
Mr. Reitmeier has served as Executive Vice President & Chief Financial Officer of Lennox International Inc. since July 2012. Mr. Reitmeier served as Vice President of Finance for the LII Commercial business segment of Lennox International from 2007 to July 2012 and as Director of Internal Audit from 2005 to 2007. Lennox International is a leading global provider of climate control solutions, and it designs, manufactures and markets a broad range of products for the heating, ventilation, air conditioning and refrigeration markets. Before joining Lennox International, Mr. Reitmeier held financial leadership roles at Cummins Inc. and PolyOne Corporation.

Director Compensation
Our non-employee directors are compensated for their service as directors. During 2021, our Chief Executive Officer, Robert J. Pagano, Jr., was the only member of our Board of Directors who was an employee of Watts, and he did not receive any additional compensation for his service as a director. Our current compensation arrangements for non-employee directors were set effective as of the first quarter of 2019, informed by a comprehensive competitive analysis of non-employee director compensation performed for the Compensation Committee by its independent compensation consultant, Pearl Meyer & Partners, LLC. This review included a consideration of non-employee director compensation practices among a peer group of companies identical to the peer group roster we used at the time for benchmarking executive pay practices, and the current compensation arrangements are intended to position our non-employee director compensation program at approximately the median of our peer group. Set forth below is a summary of the current compensation arrangements for our non-employee directors.
Annual cash retainer:	$75,000
Additional annual cash retainer for the Chairperson of the Audit Committee:	$20,000
Additional annual cash retainer for the Chairperson of the Compensation Committee:	$15,000
Additional annual cash retainer for the Chairperson of the Nominating and Corporate Governance Committee:	$12,500
Value of annual grant of class A common stock:	$110,000
We also reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. Non-employee directors do not receive any additional compensation for attendance at Board or committee meetings.
Our Board typically approves grants of stock awards to non-employee directors at its first quarterly meeting following the election of directors at our Annual Meeting of Stockholders. On August 2, 2021, we granted 794 shares of class A common stock to each of Messrs. Conway, Dubose, Dunbar, Hansen, Kissel, Noonan and Reitmeier and Mses. Goeser and Raines. Such awards were not subject to vesting or any other conditions or restrictions. Under our Second Amended and Restated 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”), the maximum aggregate number of shares of class A common stock with respect to one or more awards that may be granted to a non-employee director during any one calendar year is 100,000. For the August 2, 2021 grants, our Board determined the number of shares to be awarded to our non-employee directors using a three-month trailing average stock price, which resulted in a grant date fair value that was higher than the target value of the annual stock grant to non-employee directors.
We have instituted a program under which our non-employee directors may defer receipt of their annual grant of shares of class A common stock. If any dividends are paid on our class A common stock during the period in which the stock is deferred, the non-employee director accrues dividends in the amount he or she would have received if the shares had been issued and held by the director at the time the dividend was paid. The accrued dividends will be distributed, without interest, in cash at the end of the deferral period chosen by such director when the stock is issued to the director. Messrs. Conway and Reitmeier and Mses. Goeser and Raines elected to defer receipt of their 2021 stock awards.
Our non-employee directors are subject to stock ownership guidelines. These guidelines stipulate that each non-employee director should own shares of our class A common stock with a market value of at least three times the amount of the annual cash retainer payable to non-employee directors, which market value was $225,000 for 2021. It is expected that this ownership level will generally be achieved within a three-year period beginning when a director is first elected to the Board. For purposes of determining a director’s compliance with these ownership guidelines, any deferred shares are considered held by the director. The Compensation Committee reviews each non-employee director’s compliance with these guidelines on an annual basis. Compliance is typically measured based on stock ownership as of the last day of the second fiscal quarter. At the end of the second fiscal quarter of 2021, all our non-employee directors who had been members of our Board for three or more years were in compliance with our stock ownership guidelines.

The following table contains information on compensation for the non-employee members of our Board of Directors during the fiscal year ended December 31, 2021.
2021 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Christopher L. Conway	90,000	120,037	210,037
Michael J. Dubose	75,000	120,037	195,037
David A. Dunbar	75,000	120,037	195,037
Louise K. Goeser	75,000	120,037	195,037
Jes Munk Hansen	75,000	120,037	195,037
W. Craig Kissel	177,500(2)	120,037	297,537
Joseph T. Noonan	75,000	120,037	195,037
Merilee Raines	95,000	120,037	215,037
Joseph W. Reitmeier	75,000	120,037	195,037

(1)
The amounts in this column reflect the grant date fair value of the stock awards granted during 2021 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 13 to our audited consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2022. The amounts reflected in this column for Messrs. Conway and Reitmeier and Mses. Goeser and Raines were deferred under our non-employee director stock deferral program described above. None of our non-employee directors held any unvested stock awards or option awards as of December 31, 2021.

(2)
Mr. Kissel served as Chairperson of the Board throughout all of 2021 and received an additional annual cash retainer of $90,000 for such service. The additional annual cash retainer for the Chairperson of the Board was eliminated following the appointment of Robert J. Pagano, Jr. as Chairperson of the Board in February 2022.

CORPORATE GOVERNANCE
Our Commitment to Good Corporate Governance
We believe that good corporate governance and an environment of the highest ethical standards are important for us to achieve business success and to create value for our stockholders. Our Board is committed to high governance standards and continually works to improve them. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities on corporate governance and employed by other public companies. We also review guidance and interpretations provided from time to time by the SEC and the NYSE and consider changes to our corporate governance policies and practices in light of such guidance and interpretations.
Role of Our Board of Directors
Our Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints executive officers and oversees succession planning and our executive officers’ performance and compensation. Our Board oversees the development of fundamental operating, financial and other corporate plans, strategies and objectives, and conducts a year-long process which culminates in Board review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives. Our Board also oversees our approach to sustainability and corporate social responsibility.

Members of our Board keep informed about our business through discussions with our Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and committee meetings and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board, and we introduce our executives to the Board so that the Board can become familiar with our key employees. In addition, we hold periodic strategy sessions between members of senior management and the Board, during which members of the senior management team provide in-depth reviews of various aspects of our business operations and discuss our strategy with respect to such operations.
In 2021, our Board met four times and each incumbent director who was a member of our Board during 2021 attended at least 75% of the total number of meetings of the Board and all committees of the Board on which the director served.
The Role of our Board in Risk Oversight
The Board’s role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal, regulatory, climate change, cybersecurity, sustainability, strategic and reputational risks, and, since 2020, risks presented by the COVID-19 pandemic. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from senior management to enable it to understand our risk identification and assessment, risk management and risk mitigation processes and strategies. When a committee receives a report on a particular risk, the chairperson of the relevant committee reports on the committee’s discussion of such risk to the Board during the Board meeting. This enables the Board and its committees to coordinate the risk oversight role. As part of its charter, the Audit Committee discusses the guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Oversight of Cybersecurity
Our Board recognizes the critical nature of cybersecurity to preserve the trust and confidence of our customers, suppliers, employees and shareholders. As part of its independent oversight of key risks facing the Company, the Board and Audit Committee receive regular updates from management on our approach to cybersecurity. The Board and Audit Committee separately receive reports from management, including the Chief Information Officer and the Chief Information Security Officer, on the Company’s business and product security programs, risk management and risk profile, and the status of programs to strengthen the Company’s cybersecurity posture.
To more effectively prevent, detect and respond to cybersecurity threats, the Company has a cybersecurity program for both business systems and product security that is overseen by our Chief Information Security Officer. The program is planned to protect and preserve the security, integrity and up-time of the Company’s information technology systems and connected products, and also to protect the confidentiality and integrity of information maintained by the Company. Our employees receive regular education regarding relevant cybersecurity practices and how to protect information and data against cyber threats.
Our Cyber Security Council, comprised of senior leaders from many different parts of our business, is responsible for reviewing and assessing security risks from a business and technology perspective across all organizations within the Company. Throughout the year, the committee receives presentations and reports on a business and product security, including updates on policies and practices, risk profile, third-party assessments, and legal issues.
Management Succession Planning
Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of senior management. Each year, the Board meets with our Chief Human Resources Officer and Chief Executive Officer to conduct a comprehensive review of management succession planning and to address potential vacancies in senior leadership, including succession planning for our Chief Executive Officer. In addition, during its quarterly meetings the Board typically focuses on a particular business unit and/or function and conducts a comprehensive review of that business unit or function, including management succession planning and potential leadership vacancies within such business unit or function.
Our Board has also adopted an emergency succession process framework in the event of a sudden or unanticipated absence of our Chief Executive Officer. Under this framework, the Board periodically assesses and updates a prioritized list of emergency interim chief executive officer candidates and the framework outlines other high-level planning, notification and other actions with respect to the temporary or permanent absence of our Chief Executive Officer.
Commitment to Sustainability
We have demonstrated our commitment to environmental sustainability by reducing our impact on the environment in multiple areas of our global business and by providing innovative products and solutions that enable our customers to reduce their impact on the environment. We are also focused on building a sustainable company by adhering to responsible business practices, prioritizing employee safety and by providing our employees with opportunities for personal and professional growth, including through programs and initiatives to promote diversity, equity and inclusion. We also strive to have a positive impact on the communities in which we live and work and other communities in need through community involvement, educational partnerships and charitable giving.
Sustainability Leadership	Our Board of Directors has overall authority and responsibility for our sustainability efforts, as set forth in our Corporate Governance Guidelines. In addition to general Board oversight, our Nominating and Corporate Governance Committee is primarily responsible for oversight of governance matters, the Compensation Committee is responsible for oversight of human capital issues and the Audit Committee is responsible for oversight of our corporate ethics and compliance program. At the management level, our General Counsel and Chief Sustainability Officer, who reports directly to our Chief Executive Officer, has general oversight responsibility for all sustainability matters. Our General Counsel and Chief Sustainability Officer also chairs our global Sustainability Steering Committee, which is made up of senior company leaders and is responsible for formulating our sustainability strategy and overseeing the execution of our environmental, social and governance initiatives.
Sustainability Strategy	In 2021, we conducted a sustainability materiality assessment with the assistance of an external consultant. The results of that assessment were used by the Sustainability Steering Committee to identify focus areas and from there to build a global strategy aiming to address environmental, social and governance topics identified by this materiality assessment.

Environmental Stewardship	We have made substantial progress in minimizing the environmental impact of our operations. Recent initiatives have resulted in a reduction in our global water consumption and our greenhouse gas emissions, including through the implementation of smart monitoring systems in many of our high water use facilities to promote early leak and surge detection and investments in various energy reduction projects. With respect to our product handprint, we provide an extensive portfolio of products, components and systems that conserve water, save energy, reduce waste and preserve water quality and safety. In addition, our goal is to embed sustainability throughout the lifecycle of our products to create safe, efficient, long-lasting products made with high-recycling-value materials wherever possible.
Social Responsibility	We are committed to creating both economic and social value and we strive to have a positive impact on our global community. During 2021, we supported those in need through donations of money and products to several non-profit charitable organizations and through the volunteer efforts of our employees. One example was our ongoing partnership with the Planet Water Foundation. During 2021, we worked with Planet Water to fund the construction of six AquaTowers and AquaSan systems, which provided clean, safe drinking water for up to 10,800 people in Cambodia, India, Mexico, the Philippines and Vietnam.
Governance, Business Ethics & Compliance	We believe that good corporate governance and an environment of high ethical standards are important for us to achieve business success and to create value for our stockholders. Our Board is committed to high governance standards and continually works to improve them. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities on corporate governance and employed by other public companies and consider changes to our corporate governance policies and practices in light of such guidance and interpretations. We have adopted a Code of Business Conduct applicable to all officers, employees and Board members worldwide that serves as the foundation for our ethics and compliance program, and drives policy development, training initiatives, and reinforcement of our values throughout the global organization.

Human Capital	Employee safety is one of our highest priorities and we strive for zero hazards and zero injuries by educating and training employees on safety best practices through awareness campaigns and related safety initiatives. We are also committed to promoting an inclusive, diverse and engaging workplace. During 2021, 82% of our employees participated in our global employee engagement survey providing us with valuable feedback that we have used to create action plans for improving our workplace environment. Reflecting our commitment to diversity and inclusion, we recently conducted a global diversity, equity and inclusion employee survey, enhanced our talent recruitment processes with new hiring standards for diversity, engaged with five historically Black colleges and universities to attract and recruit diverse professionals, deployed training and development programs on unconscious bias, inclusive leadership and communicating about culturally sensitive issues, and formed several employee resource groups for diverse employees.
Recognition	In 2021, we were recognized for the third year in a row as one of Newsweek’s Most Responsible Companies. We placed 100th overall in the Newsweek rankings and 5th within our industry classification.
More information about our sustainability efforts is included in our latest Sustainability Report, available at https://investors.wattswater.com/sustainability. The material in our Sustainability Report is for informational purposes only and is not included as part of, or incorporated by reference into, this proxy statement.
Board Leadership Structure
The Board’s leadership structure is designed to promote Board effectiveness and appropriately allocate authority and responsibility between the Board and management. In February 2022, in contemplation of the expected retirement of Mr. Kissel from the Board in May 2023 in accordance with the Board member retirement age policy set forth in our Corporate Governance Guidelines, the Board conducted a review of its leadership structure. As part of its review, the Board took into consideration the current composition of the Board, the people currently in the roles of chairperson of the Board’s committees, the Company’s circumstances, including its financial performance, trends in corporate governance practices, and current policies and practices in place to provide independent Board oversight of management. Based on its consideration of these and other factors, our Board determined that combining the roles of Chairperson and Chief Executive Officer is the most effective leadership structure for the Board at this time, and the Board unanimously elected Robert J. Pagano, Jr. as Chairperson of the Board. The Board had for many years previously separated the Chairperson and Chief Executive Officer positions and may decide to separate them again in the future if it believes that doing so would be in the best interests of the Company and its stockholders.
In conjunction with electing Mr. Pagano as Chairperson of the Board, the Board established the role of Lead Independent Director and the independent members of the Board unanimously elected W. Craig Kissel as Lead Independent Director effective as of February 7, 2022. In electing Mr. Kissel as Lead Independent Director, the independent Board members considered the Board’s ongoing succession planning for the Lead Independent Director, the skills and attributes required of the role, Mr. Kissel’s background and experience, including his prior role as Chairperson of the Board, and Mr. Kissel’s strong interpersonal skills and demonstrated independent judgment. The Lead Independent Director’s role includes, among other things, presiding at executive sessions of the independent or non-management Board members, acting as a liaison between the independent directors and the Chairperson and Chief Executive Officer, providing advice and guidance to the Chief Executive Officer, advising the Chief Executive Officer of the Board’s information needs, and helping to set the agenda items for Board meetings.

The Board believes the current leadership structure provides the Company and the Board with strong leadership, appropriate independent oversight of management, continuity of experience that complements ongoing Board refreshment, and the ability to communicate the Company’s business and strategy to stockholders, customers, employees and the public in a single voice.
Performance of Our Board and Committees
Our Board considers it important to continually evaluate and improve its effectiveness and that of its committees. Our Board and each of its standing committees conduct annual self-evaluations. The Nominating and Corporate Governance Committee oversees our Board’s self-evaluation process. The results of each committee’s annual self-evaluation are reported to the Board.
Business Ethics and Compliance
We have adopted a Code of Business Conduct applicable to all officers, employees and Board members worldwide. The Code of Business Conduct is posted in the “Investors” section of our website at https://investors.wattswater.com. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing rules concerning any amendments to, or waivers from, any provision of our Code of Business Conduct within four business days of the date of such amendment or waiver.
Director Independence
As of February 28, 2022, members of the Horne family beneficially owned 6,004,290 shares of our class B common stock that are subject to The George B. Horne Voting Trust Agreement—1997. These shares represented 68.3% of our total outstanding voting power. As trustee of The George B. Horne Voting Trust Agreement—1997, Timothy P. Horne has sole power to vote all the shares subject to the trust and effectively exercises control over voting power for the election of our directors. As a result, we are a “controlled company” under NYSE rules. As a controlled company, under NYSE rules, we are not required to have a majority of independent directors or compensation or governance committees consisting solely of independent directors. However, we strive to achieve the highest standards of corporate governance, including with respect to director independence, despite our status as a controlled company. Accordingly, we have chosen not to take advantage of the controlled company exemption under NYSE rules and are committed to having a Board with at least a majority of independent directors.
Under our Corporate Governance Guidelines, we require that at least a majority of the members of our Board meet the independence requirements of the NYSE. Under NYSE rules, a director qualifies as “independent” if the Board affirmatively determines that the director has no material relationship with the company of which he or she serves as a director. The Board is required to consider broadly all relevant facts and circumstances in making an independence determination. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Nominating and Corporate Governance Committee annually evaluates the independence of each non-employee director nominee and makes recommendations to the Board. In making its recommendations, the Nominating and Corporate Governance Committee applies NYSE rules to determine a director’s independence and evaluates any other business, legal, accounting or family relationships between all non-employee director nominees and us.
The Nominating and Corporate Governance Committee and our Board reviewed all relationships between us and each non-employee director nominee to determine compliance with the NYSE independence rules and our Corporate Governance Guidelines, and to evaluate whether there are any other facts or circumstances that might impair the director’s independence. Based on the results of this review and the recommendations of the Nominating and Corporate Governance Committee, the Board determined that eight of our ten current directors (Messrs. Conway, Dubose, Dunbar, Hansen, Kissel and Reitmeier and Mses. Goeser and Raines) are independent under NYSE rules and that the composition of our Board therefore complies with our Corporate Governance Guidelines. Mr. Noonan is not independent under NYSE rules because he is the son-in-law of Timothy P. Horne, our controlling stockholder. Mr. Pagano was deemed not to be independent since he serves as our Chief Executive Officer.
Horne Family Board Participation
As described above, as of February 28, 2022, Timothy P. Horne controlled 68.3% of the voting power of our stock. Mr. Horne served as a member of our Board of Directors until our 2010 Annual Meeting, when he retired from the Board in compliance with the age limitation for Board members contained in our Corporate Governance Guidelines. Since his retirement from the Board, Mr. Horne has served as a director emeritus and has selectively participated in certain Board discussions at the invitation of our Board. Pursuant to our by-laws, Mr. Horne was reappointed as a director emeritus by our Board of Directors in February 2022 to serve a one-year term beginning on the date of our 2022 Annual Meeting and ending on the date of our 2023 Annual Meeting. As a director emeritus, Mr. Horne may be invited by our Board to attend Board or committee meetings, but he does not have the right to vote and he is not considered to be a member of the Board for any purpose (including quorum). Mr. Horne has an agreement with us, which provides Mr. Horne with the use of an office at our corporate headquarters and administrative support. The agreement also provides that Mr. Horne will make himself reasonably available to provide services to us at the request of our management as long as he is physically able to do so. Mr. Horne’s obligation to provide services to us will cease upon a change in control of our Company.
In May 2013, Mr. Horne’s son-in-law, Joseph T. Noonan, was elected as a member of our Board. We believe that it is strategically important for a Horne family member to be actively engaged in the oversight of our Company, including by serving on our Board of Directors. Through Mr. Noonan’s participation on the Board, the Horne family’s long-term perspective is considered in all Board decisions. Having a Horne family member on the Board serves as an effective link between the Board and the controlling Horne family stockholders. Board service also provides the controlling Horne family stockholders with an active means by which to oversee their investment.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out the Board’s policies on governance issues. The Corporate Governance Guidelines are posted in the “Investors” section of our website at https://investors.wattswater.com.
Executive Sessions
In accordance with our Corporate Governance Guidelines, our non-management directors meet in executive session at least quarterly. The Lead Independent Director or, in his absence, a director chosen by the non-management directors in attendance, presides at such meetings.
Communications with the Board
Our Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be in writing and addressed to our Corporate Secretary at our principal executive offices and marked to the attention of the Board or any of its committees, individual directors or non-management or independent directors as a group. All relevant and appropriate correspondence will be forwarded to the intended recipient(s).
Annual Meeting Attendance
Directors are encouraged to attend our annual meetings of stockholders. All our directors attended the 2021 Annual Meeting either in person or by telephone conference call.
Committees of the Board
Our Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee is composed solely of directors determined by the Board to be independent under the applicable NYSE rules. The Board has adopted a written charter for each standing committee. You may find copies of the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee in the “Investors” section of our website at https://investors.wattswater.com. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit Committee
The Board has made a determination that each of the members of the Audit Committee satisfies the independence requirements of the NYSE as well as Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, the Board has determined that each of Ms. Raines and Messrs. Dunbar and Reitmeier is an “audit committee financial expert,” as defined by SEC rules. Our Audit Committee assists the Board in, among other things, its oversight of:
➤
the integrity of our consolidated financial statements;

➤
our compliance with legal and regulatory requirements;

➤
the qualifications, independence and performance of our independent registered public accounting firm;

➤
the performance of our internal audit function; and

➤
the effectiveness of our internal control over financial reporting.

The Audit Committee’s responsibilities also include:
➤
the appointment and evaluation of our independent registered public accounting firm;

➤
the review of management’s assessment and management of risk;

➤
the review of management’s approach to cybersecurity assessment and risk mitigation;

➤
the review of the annual independent audit of our consolidated financial statements;

➤
the review of our Code of Business Conduct;

➤
the establishment of “whistle-blowing” procedures; and

➤
the oversight of other compliance matters.

The Audit Committee holds one regularly scheduled meeting each quarter and schedules additional meetings as often as necessary in order to perform its duties and responsibilities. During 2021, the Audit Committee held five meetings. The Chairperson of the Audit Committee works with management to establish the agenda for each meeting. Audit Committee members receive and review materials in advance of each meeting. These materials include information that management or the Company’s independent registered public accounting firm believe will be helpful to the Audit Committee as well as materials that members of the Audit Committee request.
COMMITTEE MEMBERS Merilee Raines, Chairperson David A. Dunbar Joseph W. Reitmeier

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is primarily responsible for:
➤
identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of stockholders;

➤
periodically reviewing our Corporate Governance Guidelines and recommending any changes thereto, overseeing the evaluation of the Board, and approving related person transactions; and

➤
monitoring our policies and practices for the development and succession of senior management.

The Nominating and Corporate Governance Committee holds one regularly scheduled meeting each quarter and schedules additional meetings as often as necessary to perform its duties and responsibilities. During 2021, the Nominating and Corporate Governance Committee held four meetings. The Chairperson of the Nominating and Corporate Governance Committee works with management to establish the agenda for each meeting. Nominating and Corporate Governance Committee members receive and review materials in advance of each meeting. These materials include information that management believes will be helpful to the Nominating and Corporate Governance Committee as well as materials that members of the Nominating and Corporate Governance Committee request.
COMMITTEE MEMBERS W. Craig Kissel, Chairperson Christopher L. Conway Michael J. Dubose David A. Dunbar Louise K. Goeser Jes Munk Hansen Merilee Raines Joseph W. Reitmeier

Compensation Committee
Our Compensation Committee is responsible for shaping the principles, strategies and compensation philosophy that guide the design and implementation of our employee compensation programs and arrangements. Its primary responsibilities are to:
➤
evaluate the performance of our Chief Executive Officer and, either as a committee or together with the independent members of our Board of Directors, determine the compensation of our Chief Executive Officer;

➤
review and approve, or recommend to the Board, the compensation of our other executive officers;

➤
approve annual performance bonus targets and objectives and the annual bonus amounts paid to our executive officers under our Executive Officer Incentive Bonus Plan;

➤
administer our stock incentive plans and approve all stock awards granted to our executive officers under our 2004 Stock Incentive Plan and the participants in our Management Stock Purchase Plan;

➤
review and submit recommendations to our Board of Directors on compensation for non-employee directors; and

➤
review and discuss with management the Compensation Discussion and Analysis to be included in the proxy statement.

COMMITTEE MEMBERS Christopher L. Conway, Chairperson Michael J. Dubose Louise K. Goeser Jes Munk Hansen W. Craig Kissel
The Compensation Committee holds one regularly scheduled meeting each quarter and schedules additional meetings as often as necessary in order to perform its duties and responsibilities. During 2021, the Compensation Committee held five meetings. The Chairperson of the Compensation Committee works with management to establish the agenda for each meeting. Compensation Committee members receive and review materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee as well as materials that members of the Compensation Committee request. The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities.
The Compensation Committee is authorized under its charter to retain consultants to assist it in the evaluation of executive compensation and to approve the fees and other retention terms for its consultants. The Compensation Committee has retained Pearl Meyer & Partners, LLC as a compensation consultant to review our compensation programs and provide advice to the Compensation Committee with respect to executive compensation. Pearl Meyer does not provide any other services to us. The Compensation Committee has assessed the independence of Pearl Meyer and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in the NYSE listing standards and SEC rules. Based on that assessment, the Compensation Committee believes that Pearl Meyer is independent and that its work does not raise any conflicts of interest. As appropriate, the Compensation Committee also looks to our human resources department to support the Compensation Committee in its work and to provide necessary information. In addition, the Compensation Committee also considers the recommendations of our Chief Executive Officer when approving the compensation of our executive officers other than the Chief Executive Officer.
In May 2021, the Compensation Committee conducted a review and assessment of risk as it relates to our compensation policies and practices and determined that our compensation policies and practices do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on our business.
Director Candidates
The Nominating and Corporate Governance Committee will consider for nomination to the Board candidates recommended by stockholders. Recommendations should be sent to our Corporate Secretary at our principal executive offices and marked to the attention of the Nominating and Corporate Governance Committee. Recommendations must be in writing and must contain the information set forth in Section IV.C of the Nominating and Corporate Governance Committee charter, which is available in the Investors section of our website at https://investors.wattswater.com, or on written request to our Corporate Secretary at our principal executive offices.
In addition to considering candidates suggested by stockholders, the Nominating and Corporate Governance Committee may consider potential candidates suggested by current directors, Company officers, employees, third-party search firms and others. The Nominating and Corporate Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee’s review is typically based on any written materials provided with respect to the potential candidate. The Nominating and Corporate Governance Committee determines whether the candidate meets our minimum qualifications and possesses specific qualities and skills for directors and whether requesting additional information or an initial screening interview is appropriate.
Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures described later in this proxy statement under “Stockholder Proposals.”
Criteria and Diversity
We believe that our Board should be composed of directors who, as a group, have the experience, qualifications, attributes and skills that are collectively required to make informed Board decisions and provide effective Board oversight. The composite skills of the Board members and the ability and willingness of individual Board members to complement each other and to rely on each other’s knowledge and expertise should produce informed Board members who are not afraid to disagree and who can intelligently assess management’s performance and evaluate our strategic direction. In considering whether to recommend any candidate for nomination to the Board, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee must be satisfied that the recommended nominee has, at a minimum:
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the highest personal and professional integrity;

•
sound business and strategic judgment;

•
the ability to devote sufficient time and energy to the Board; and

•
the ability and will to challenge management while refraining from assuming management’s role.

In addition, the nominee must not serve on more than two public company boards in addition to our Board.
The following table identifies the primary experience, qualifications, attributes and skills possessed by our directors, which our Board believes are relevant to our business, industry or strategy. Our Board reviewed and evaluated these experiences, qualifications, attributes and skills in nominating our current directors for reelection and each contributed to the conclusion that each director should serve as a member of our Board. The table does not encompass all the experience, qualifications, attributes or skills of our directors, and the fact that a particular experience, qualification, attribute or skill is not listed does not mean that a director does not possess it. In addition, the absence of a particular experience, qualification, attribute or skill does not mean that the director in question is unable to contribute to the decision-making process in that area. The type and degree of experience, qualification, attribute and skill listed below may vary among members of the Board.

Director Qualifications, Attributes & Skills	Christopher L. Conway	Michael J. Dubose	David A. Dunbar	Louise K. Goeser	W. Craig Kissel	Joseph T. Noonan	Robert J. Pagano, Jr.	Merilee Raines	Joseph W. Reitmeier
Operational Experience developing and implementing operating plans and business strategy	✓	✓	✓	✓	✓	✓	✓	✓	✓
Industry Background Experience in industries, end-markets and growth segments that Watts serves, such as fluid solutions, water quality and conditioning, and heating and hot water solutions	✓	✓			✓		✓		✓
Finance/Capital Allocation Knowledge of finance or financial reporting; experience with debt and capital market transactions	✓	✓	✓	✓		✓	✓	✓	✓
Mergers & Acquisitions Experience managing, negotiating and integrating mergers with or acquisitions of other companies	✓	✓	✓	✓		✓	✓	✓	✓
Supply Chain/Logistics Experience in supply chain management encompassing the planning and management of all activities involved in sourcing and procurement	✓	✓	✓	✓			✓		✓
Digital/eCommerce Experience implementing digital strategies and/or operating an eCommerce business	✓	✓	✓	✓		✓	✓		✓
Marketing/Sales & Brand Management Experience managing a marketing/sales function and in increasing the perceived value of a product line or brand over time in the market	✓	✓	✓	✓	✓		✓		✓
Human Resources/Executive Compensation Experience with the recruitment, retention and development of key talent; experience with executive compensation and broad-based incentive planning	✓	✓	✓	✓			✓		✓
Senior Leadership Experience Experience serving as the chief executive officer or a senior executive of a large and complex organization	✓	✓	✓	✓	✓		✓	✓	✓

Corporate Governance/Public Company Experience
Experience serving as a director of another public company; demonstrated understanding of current corporate governance standards and best practices in public companies
	✓		✓	✓	✓		✓	✓	✓
International Experience Significant exposure to markets and economies outside of the United States, particularly in high growth regions	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Assessment & Risk Management Experience overseeing complex risk management matters	✓		✓	✓			✓	✓	✓
Technology/Cyber Security Experience implementing technology strategies and managing/mitigating cyber security risks	✓		✓	✓			✓		✓
Government, Regulatory, Public Policy Experience managing complex regulatory matters that are integral to the operations of a business	✓		✓	✓			✓		✓
Business Ethics/Environmental, Social and Governance (ESG) Experience in ESG matters, social responsibility, sustainability and philanthropy	✓	✓	✓	✓			✓		✓
Our Board also understands the importance of diversity among members of the Board to our long-term success. Diversity encompasses a wide range of individual characteristics and experiences, including such things as gender, age, race, sexual orientation, national origin, religion, political affiliation, marital status, disability, and geographic background. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the members of the Board, considered as a group, should provide an appropriate mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our Board prioritizes increasing gender and racial diversity among our Board members and has adopted the practice that the criteria for all Board member search processes include a requirement to identify and present to our Board a substantial number of qualified women and minority candidates for the Board’s consideration. Our Board’s racial diversity and gender characteristics are set forth below:
	Christopher L. Conway	Michael J. Dubose	David A. Dunbar	Louise K. Goeser	W. Craig Kissel	Joseph T. Noonan	Robert J. Pagano, Jr.	Merilee Raines	Joseph W. Reitmeier
Race/Ethnicity
African American/Black		✓
Asian/Pacific Islander
White/Caucasian	✓		✓	✓	✓	✓	✓	✓	✓
Hispanic/Latino
Native American
Gender
Male	✓	✓	✓		✓	✓	✓		✓
Female				✓				✓
Compensation Committee Interlocks and Insider Participation
During 2021, Christopher L. Conway, Michael J. Dubose, Louise K. Goeser and Jes Munk Hansen served as members of the Compensation Committee of our Board of Directors. None of the directors who served as members of the Compensation Committee during 2021 is or has ever been an officer or employee of our Company.
None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.
Restrictions on Hedging, Pledging and Other Transactions
We prohibit all hedging transactions and short sales involving our securities by all employees, officers and directors under our Insider Trading Compliance Policy. We also prohibit all employees, officers and directors from purchasing our securities on margin or holding any of our securities in margin accounts. In addition, no employee, officer or director may pledge any of our securities as collateral for a loan. Finally, all employees, officers and directors are prohibited from engaging in transactions in puts, calls or other derivative securities involving our securities.
Policies and Procedures for Related Person Transactions
Our Board has adopted a written Related Person Transaction Policy, which requires the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board’s Nominating and Corporate Governance Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairperson of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:
•
the related person’s interest in the related person transaction, regardless of the amount of any profit or loss;

•
the approximate dollar value involved in the related person transaction;

•
whether the transaction was undertaken in the ordinary course of our business;

•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to us of, the transaction; and

•
any other material information regarding the related person transaction or the related person.

The Nominating and Corporate Governance Committee may approve or ratify the transaction only if it determines that, under all the circumstances, the transaction is in, or is not inconsistent with, our best interests and the interests of our stockholders. The Nominating and Corporate Governance Committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the annual consolidated gross revenues of our Company; and

•
a transaction that is specifically contemplated by provisions of our charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our class A and class B common stock by:
•
each person or entity known by us to own beneficially more than 5% of either class of our common stock;

•
each of our directors and director nominees;

•
each of the executive officers named in the Summary Compensation Table; and

•
all our current directors and executive officers as a group.

Unless otherwise indicated in the footnotes, the information in the following table is provided as of February 28, 2022. In accordance with SEC rules, we have included in the number of shares beneficially owned by each stockholder all shares over which such stockholder has sole or shared voting or investment power, and all shares that the stockholder has the right to acquire within 60 days after February 28, 2022 through the exercise of stock options, the vesting of deferred stock awards or any other right. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to shares beneficially owned by that stockholder. For purposes of determining the equity and voting percentages for each stockholder, any shares that such stockholder has the right to acquire within 60 days after February 28, 2022 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of determining the beneficial ownership percentages for any other stockholder.
Name of Beneficial Owner(1)	Number	Shares Beneficially Owned(2)		Percent of Voting Power
		Percent of Class A Common Stock	Percent of Class B Common Stock
5% Stockholders
Timothy P. Horne	6,004,290(3)(4)	17.8	99.7	68.3
Walter J. Flowers	1,832,210(5)	6.2	30.4	0
Daniel W. Horne	1,666,970(6)	5.7	27.7	0
Deborah Horne	1,666,970(6)	5.7	27.7	0
Peter W. Horne	1,535,770(7)	5.3	25.5	*
BlackRock, Inc.	4,897,734(8)	17.8	0	5.6
The Vanguard Group	2,934,424(9)	10.7	0	3.3
Kayne Anderson Rudnick Investment Management LLC	2,247,821(10)	8.2	0	2.6
Impax Asset Management Group plc	1,646,244(11)	6.0	0	1.9
Directors and Executive Officers
Christopher L. Conway	10,024(12)	*	0	*
Michael J. Dubose	1,319	*	0	*
David A. Dunbar	6,874	*	0	*
Louise K. Goeser	5,262(13)	*	0	*
Jes Munk Hansen	6,874	*	0	*
W. Craig Kissel	17,083	*	0	*
Kenneth R. Lepage	20,800(14)	*	0	*
Elie A. Melhem	12,272(15)	*	0	*
Munish Nanda	21,363(16)	*	0	*
Joseph T. Noonan	23,459(17)	*	*	*
Robert J. Pagano, Jr.	119,011(18)	*	0	*
Shashank Patel	9,889(19)	*	0	*
Merilee Raines	18,288(20)	*	0	*
Joseph W. Reitmeier	8,762(21)	*	0	*
All current executive officers and directors (15 persons)	282,063(22)	1.0	*	*

*
Represents less than 1%

(1)
The address of each stockholder in the table is c/o Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845, except that the address of (i) BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055; (ii) The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355; (iii) Kayne Anderson Rudnick Investment Management LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067; and (iv) Impax Asset Management Group plc is 7th Floor, 30 Panton Street, London SW1Y 4AJ United Kingdom.

(2)
The number of shares and percentages were determined as of February 28, 2022 in accordance with Rule 13d-3 of the Exchange Act. At that date, a total of 33,682,894 shares were outstanding, of which 27,658,604 were shares of class A common stock and 6,024,290 were shares of class B common stock. Each share of class A common stock is entitled to one vote and each share of class B common stock is entitled to ten votes. Each share of class B common stock is convertible into one share of class A common stock at any time. A holder of shares of class B common stock is deemed to beneficially own the shares of class A common stock into which the class B shares are convertible. Shares of class A common stock are not convertible. The table’s voting percentage reflects the applicable beneficial owner’s one vote per share of class A common stock plus ten votes per share of class B common stock, if any, divided by the total number of possible votes.

(3)
Consists of (i) 1,000,000 shares of class B common stock held by a revocable trust for the benefit of Mr. Horne of which Mr. Horne serves as sole trustee, (ii) 1,666,970 shares of class B common stock held by a revocable trust for the benefit of Daniel W. Horne, Mr. Horne’s brother, for which Walter J. Flowers and Daniel W. Horne serve as co-trustees, (iii) 1,666,970 shares of class B common stock held by a revocable trust for the benefit of Deborah Horne, Mr. Horne’s sister, for which Mr. Horne serves as sole trustee, (iv) 1,495,010 shares of class B common stock held by a revocable trust for the benefit of Peter W. Horne, Mr. Horne’s brother, for which Peter W. Horne serves as sole trustee, (v) 22,600 shares of class B common stock held for the benefit of Tiffany Horne Noonan under an irrevocable trust for which Mr. Horne serves as trustee, (vi) 113,924 shares of class B common stock held by a revocable trust for the benefit of Tiffany Horne Noonan, for which Walter J. Flowers serves as sole trustee, (vii) 20,000 shares of class B common stock held by a trust for the benefit of Tiffany Horne Noonan, for which Walter J. Flowers and Mr. Horne serve as co-trustees, (viii) 6,447 shares of class B common stock held by a trust for the benefit of Keira R. Noonan, Mr. Horne’s granddaughter, for which Joseph T. Noonan and Walter J. Flowers serve as co-trustees, (ix) 6,447 shares of class B common stock held by a trust for the benefit of Tessa R. Noonan, Mr. Horne’s granddaughter, for which Joseph T. Noonan and Walter J. Flowers serve as co-trustees, and (x) 5,922 shares of class B common stock held by a trust for the benefit of Liv R. Noonan, Mr. Horne’s granddaughter, for which Joseph T. Noonan and Walter J. Flowers serve as co-trustees. All the shares of class B common stock noted in clauses (i) through (x) (6,004,290 in the aggregate) are subject to The Amended and Restated George B. Horne Voting Trust Agreement—1997 (“1997 Voting Trust”) for which Mr. Horne serves as trustee (see footnote 4 for a description of the 1997 Voting Trust). Mr. Horne has sole power to vote or direct the vote of all such shares, sole power to dispose or to direct the disposition of 1,022,600 of the shares, and shared power to dispose or to direct the disposition of 4,981,690 of the shares.

(4)
6,004,290 shares of class B common stock in the aggregate (see footnote 3) are subject to the terms of the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, the trustee (currently Timothy P. Horne) has sole power to vote all shares subject to the 1997 Voting Trust. Timothy P. Horne, for so long as he is serving as trustee of the 1997 Voting Trust, has the power to determine in his sole discretion whether or not proposed actions to be taken by the trustee of the 1997 Voting Trust shall be taken, including the trustee’s right to authorize the withdrawal of shares from the 1997 Voting Trust (for purposes of this footnote, the “Determination Power”). In the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, no trustee thereunder shall have the Determination Power except in accordance with a duly adopted amendment to the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, in the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, then Joseph T. Noonan, Mr. Horne’s son-in-law and a director of the Company, and Walter J. Flowers, a partner in the law firm of Flowers and Manning, LLP (each, a “Successor Trustee” and collectively, the “Successor Trustees”), shall thereupon become co-trustees of the 1997 Voting Trust. If a Successor Trustee shall cease to serve as such for any reason, then a third person shall become a co-trustee with the remaining Successor Trustee, in accordance with the following line of succession: first, any individual designated as the Primary Designee, next, any individual designated as the Secondary Designee, and then, an individual appointed by the holders of a majority in interest of the voting trust certificates then outstanding. So long as there are two Successor Trustees, the concurrence of both shall be necessary and sufficient for the validity of any action taken by such trustees and if at any time there is one Successor Trustee, such Successor Trustee’s action shall be necessary and sufficient for the validity of any action taken by such trustee. The 1997 Voting Trust was extended effective as of August 12, 2020 by unanimous agreement of the holders of all the outstanding trust certificates issued under the 1997 Voting Trust agreement for an additional period of five years and will expire on August 26, 2026. The 1997 Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and by the number of trustees authorized to take action at the relevant time or, if the trustees (if more than one) do not concur with respect to any proposed amendment at any time when any trustee holds the Determination Power, then by the trustee having the Determination Power. Amendments to the extension, termination and amendment provisions of the 1997 Voting Trust require the approval of each individual depositor. Shares may not be removed from the 1997 Voting Trust during its term without the consent of the requisite number of trustees required to take action under the 1997 Voting Trust. Voting trust certificates are subject to restrictions on transfer applicable to the stock that they represent. Timothy P. Horne holds 16.65% of the total beneficial interest in the 1997 Voting Trust (the “Beneficial Interest”) as sole trustee and sole beneficiary of a revocable trust, 27.76% of the Beneficial Interest as trustee of the 1997 Voting Trust to which shares held in a revocable trust for the benefit of Daniel W. Horne are subject, 27.76% of the Beneficial Interest as trustee of a revocable trust for the benefit of Deborah Horne, 24.90% of the Beneficial Interest as trustee of the 1997 Voting Trust to which shares held in a revocable trust for the benefit of Peter W. Horne are subject, 0.38% of the Beneficial Interest as trustee of an irrevocable trust for the benefit of Tiffany Horne Noonan, 1.90% of the Beneficial Interest as trustee of the 1997 Voting Trust to which shares held in a revocable trust for the benefit of Tiffany Horne Noonan are subject, 0.33% of the Beneficial Interest as co-trustee of a trust for the benefit of Tiffany Horne Noonan, 0.11% of the Beneficial Interest as trustee of the 1997 Voting Trust to which shares held in a revocable trust for the benefit of Keira R. Noonan are subject, 0.11% of the Beneficial Interest as trustee of the 1997 Voting Trust to which shares held in a revocable trust for the benefit of Tessa R. Noonan are subject, and 0.10% of the Beneficial Interest as trustee of the 1997 Voting Trust to which shares held in a revocable trust for the benefit of Liv R. Noonan are subject (representing an aggregate of 100% of the Beneficial Interest).
(5)
Consists of (i) 12,500 shares of class A common stock held in a trust for the benefit of Tara V. Horne for which Tara V. Horne and Mr. Flowers serve as co-trustees, (ii) 1,666,970 shares of class B common stock held in a revocable trust for the benefit of Daniel W. Horne for which Daniel W. Horne and Mr. Flowers serve as co-trustees, (iii) 113,924 shares of class B common stock held in a revocable trust for the benefit of Tiffany Horne Noonan for which Mr. Flowers serves as the sole trustee, (iv) 20,000 shares of class B common stock held in a trust for the benefit of Tiffany Horne Noonan for which Mr. Flowers and Timothy P. Horne serve as co-trustees, (v) 6,447 shares of class B common stock held by a trust for the benefit of Keira R. Noonan, for which Joseph T. Noonan and Walter J. Flowers serve as co-trustees, (vi) 6,447 shares of class B common stock held by a trust for the benefit of Tessa R. Noonan, for which Joseph T. Noonan and Walter J. Flowers serve as co-trustees, and (vii) 5,922 shares of class B common stock held by a trust for the benefit of Liv R. Noonan, for which Joseph T. Noonan and Walter J. Flowers serve as co-trustees. All the shares of class B common stock noted in clauses (ii) through (vii) (1,819,710 in the aggregate) are subject to the 1997 Voting Trust for which Timothy P. Horne serves as sole trustee (see footnote 4 for a description of the 1997 Voting Trust). Mr. Flowers has shared power to vote or direct the vote of the 12,500 shares of class A common stock and has shared power to dispose or direct the disposition of all the shares of class A common stock and class B common stock. Mr. Flowers disclaims beneficial ownership of all such shares.

(6)
All of the shares are class B common stock and are held in revocable trusts. All the shares are subject to the 1997 Voting Trust (see footnote 4 for a description of the 1997 Voting Trust). The holders have no power to vote or direct the vote of the shares and have shared power to dispose or direct the disposition of the shares.

(7)
Consists of 20,760 shares of class A common stock and 1,515,010 shares of class B common stock, which are held in a revocable trust. 1,495,010 of the shares of class B common stock are subject to the 1997 Voting Trust (see footnote 4 for a description of the 1997 Voting Trust). Peter W. Horne has sole power to vote or direct the vote of and sole power to dispose or direct the disposition of the 20,760 shares of class A common stock and 20,000 shares of class B common stock that are not subject to the 1997 Voting Trust. Peter W. Horne has no power to vote or direct the vote of, and shared power to dispose or direct the disposition of, the 1,495,010 shares that are subject to the 1997 Voting Trust.

(8)
The amount shown and the following information are based solely on a Schedule 13G/A filed with the SEC on January 27, 2022, reporting ownership of shares of class A common stock. BlackRock, Inc. has sole voting power with respect to 4,794,034 of the shares and sole dispositive power with respect to all the shares.

(9)
The amount shown and the following information are based solely on a Schedule 13G/A filed with the SEC on February 10, 2022, reporting ownership of shares of class A common stock. The Vanguard Group does not have sole voting power with respect to any of the shares. It has shared voting power with respect to 39,110 of the shares, sole dispositive power with respect to 2,870,859 of the shares and shared dispositive power with respect to 63,565 of the shares.

(10)
The amount shown and the following information are based solely on a Schedule 13G/A filed with the SEC on February 14, 2022, reporting ownership of shares of class A common stock. Kayne Anderson Rudnick Investment Management LLC has sole voting power with respect to 1,627,486 of the shares, shared voting power with respect to 469,774 of the shares, sole dispositive power with respect to 1,778,047 of the shares and shared dispositive power with respect to 469,774 of the shares.
(11)
The amount shown and the following information are based solely on a Schedule 13G filed with the SEC on February 14, 2022 by Impax Asset Management Group plc, Impax Asset Management Limited, Impax Asset Management (AIFM) Limited, and Impax Asset Management LLC reporting their aggregate holdings of shares of class A common stock. Impax Asset Management Group plc owns 100% of Impax Asset Management Limited, Impax Asset Management (AIFM) Limited and Impax Asset Management LLC. Impax Asset Management Limited, Impax Asset Management (AIFM) Limited and Impax Asset Management LLC (collectively, “Impax”) are registered investment advisers which act as investment adviser, investment manager or sub adviser to funds, trusts and separate accounts. In certain cases, Impax possesses voting and/or investment power over securities owned within the funds, trusts and separate accounts, however all of the reported shares are owned by the funds, trusts and separate accounts. Impax Asset Management Limited has sole voting and dispositive power with respect to 1,481,095 of the shares. Impax Asset Management (AIFM) Limited has sole voting and dispositive power with respect to 161,965 of the shares. Impax Asset Management LLC has sole voting and dispositive power with respect to 3,184 of the shares. Impax Asset Management Group plc is deemed to have sole voting and dispositive power over all of the shares.

(12)
Consists of 3,565 shares of class A common stock held by Mr. Conway and 6,459 shares of class A common stock the receipt of which Mr. Conway has deferred under our non-employee director stock deferral program.

(13)
Consists of 1,728 shares of class A common stock held by Ms. Goeser and 3,534 shares of class A common stock the receipt of which Ms. Goeser has deferred under our non-employee director stock deferral program.

(14)
Consists of 17,342 shares of class A common stock held by Mr. Lepage and 3,458 shares of class A common stock issuable upon the vesting of deferred stock awards within 60 days after February 28, 2022.

(15)
Consists of 8,732 shares of class A common stock held by Mr. Melhem and 3,540 shares of class A common stock issuable upon the vesting of deferred stock awards within 60 days after February 28, 2022.

(16)
Consists of 9,914 shares of class A common stock held by Mr. Nanda, 4,792 shares of class A common stock issuable upon the vesting of deferred stock awards within 60 days after February 28, 2022, and 6,657 shares of class A common stock issued as restricted stock awards under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(17)
Consists of 4,643 shares of class A common stock held by Mr. Noonan and an aggregate of 18,816 shares of class B common stock held in trusts for the benefit of Mr. Noonan’s daughters for which Mr. Noonan serves as co-trustee and over which Mr. Noonan shares dispositive power. Mr. Noonan’s wife is the beneficiary of trusts holding an aggregate of 156,524 shares of class B common stock, but neither she nor Mr. Noonan have sole or shared voting or investment control over any of the shares.

(18)
Consists of 100,780 shares of class A common stock held by Mr. Pagano and 18,231 shares of class A common stock issuable upon the vesting of deferred stock awards within 60 days after February 28, 2022.

(19)
Consists of 6,283 shares of class A common stock held by Mr. Patel and 3,606 shares of class A common stock issuable upon the vesting of deferred stock awards within 60 days after February 28, 2022.

(20)
Consists of 17,494 shares of class A common stock held by Ms. Raines and 794 shares of class A common stock the receipt of which Ms. Raines has deferred under our non-employee director stock deferral program.

(21)
Consists of 2,303 shares of class A common stock held by Mr. Reitmeier and 6,459 shares of class A common stock the receipt of which Mr. Reitmeier has deferred under our non-employee director stock deferral program.

(22)
Consists of 205,717 shares of class A common stock held directly or indirectly by our current executive officers and directors, 33,627 shares of class A common stock issuable upon the vesting of deferred stock awards within 60 days after February 28, 2022, 17,246 shares of class A common stock the receipt of which have been deferred under our non-employee director stock deferral program, 6,657 shares of class A common stock issued as restricted stock awards under our 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares, and 18,816 shares of class B common stock.

COMPENSATION DISCUSSION AND ANALYSIS
This section describes the compensation programs and philosophy for our named executive officers in 2021, who were:
Robert J. Pagano, Jr.	Chief Executive Officer, President & Chairperson of the Board
Shashank Patel	Chief Financial Officer
Munish Nanda	President, Americas & Europe
Elie A. Melhem	President, Asia-Pacific, the Middle East & Africa
Kenneth R. Lepage	General Counsel, Chief Sustainability Officer & Secretary
The Compensation Committee makes decisions for the total compensation of the named executive officers based on the factors described below. The Compensation Committee consists solely of independent, non-employee directors.
Executive Summary
Company Performance
Key Results for 2021

•
Net Sales of $1.8 billion, an increase of 20% over 2020

•
Net Income of $166 million, an increase of 45% over 2020

•
Diluted Earnings Per Share of $4.88, an increase of 45% over 2020

•
Total Shareholder Return (TSR)* of 61%, compared to an average TSR of 22% for our executive compensation peer group companies

* Includes capital gains and dividends paid during 2021
Our 2021 performance set new record highs for the Company for net sales, net income and earnings per share. We accomplished this despite unprecedented supply chain and logistics disruptions, rising inflation and challenges posed by the COVID-19 pandemic. We also continued to build for the future by investing an incremental $19 million in new product development efforts, information technology enhancements and growth initiatives, including incremental investments in our smart and connected product lines. We generated operating cash flow of $181 million in 2021, which was lower than in 2020 primarily due to our decision to proactively increase inventories in response to growing market demand and the ongoing supply chain and logistics disruptions.
In 2021, we continued to execute on our strategic priorities and strengthen our business:
•
We continued to focus on sustainability by taking steps to reduce the negative impact our operations have on the environment while generating economic value by manufacturing and selling products, solutions and technologies that enable our customers to reduce the negative impact they have on the environment.

•
We continued to execute on our smart and connected strategy by investing in IoT architecture development, enhancing digital tools used by our customers, including our website, and investing in new smart and connected product development projects. We introduced several new products that will connect our customers with smart systems, control systems for optimal performance, and conserve critical resources by increasing operability, efficiency and safety.

•
We continued our comprehensive approach to diversity, equity and inclusion by conducting awareness and education programs for our leaders and employees; monitoring engagement through employee survey feedback; creating awareness with our employees about diversity, equity and inclusion topics through our company intranet, employee meetings and on our public website; and improving our hiring and leadership development processes to increase diversity, equity and inclusion at all levels. We also encouraged the participation of diverse employees through employee resource groups, which are voluntary employee-led groups that provide a forum for employees to share common interests and experiences, gain professional development support, engage with our leadership teams, and drive initiatives to improve diversity, equity and inclusion.
•
We enhanced productivity through the continued deployment of our One Watts Performance System, including training over 80% of our employees on lean principles and techniques and performing more than 7,500 continuous improvement events to reduce complexity, better serve our customers and simplify work.

•
We continued to enhance employee safety and we reduced both our total recordable incident rate and lost time incident rate to the lowest rates in over seven years.

•
We continued to optimize our manufacturing footprint and enhance productivity by announcing the consolidation of one of our manufacturing facilities in France.

•
We strengthened our balance sheet in 2021 by paying down debt using cash from operations and we renegotiated our credit agreement, extending the term to early 2026 at more favorable market rates.

•
We continued to provide stockholder value by repurchasing approximately $16 million of our class A common stock, and we increased our annual dividend return by 13%.

We entered 2022 committed to continuing to focus on our customers, executing on our strategic initiatives, driving new product development, especially in smart and connected products, and promoting sustainability across the spectrum of environmental, social and governance issues.

Alignment of Pay with Performance
A substantial portion of each executive’s compensation is performance-based or aligned with stockholder value creation over time in the form of equity grants. Set forth below for our Chief Executive Officer, and separately for the other named executive officers, are charts illustrating the percentage of total target compensation mix corresponding to base salaries, annual incentives and long-term incentives for 2021.

Total Direct Compensation Mix* – Chief Executive Officer

Fixed vs. Variable Compensation
Fixed
18%
Variable
82%

Short-Term vs. Long-Term Compensation
Short-Term
38%
Long-Term
62%

Cash vs. Equity Compensation
Cash
38%
Equity
62%

Total Direct Compensation Mix* – Other Named Executive Officers

Fixed vs. Variable Compensation
Fixed
31%
Variable
69%

Short-Term vs. Long-Term Compensation
Short-Term
50%
Long-Term
50%

Cash vs. Equity Compensation
Cash
50%
Equity
50%

*
Total direct compensation mix does not include perquisites or other executive benefits, including retirement and severance benefits, or the value of the discount attributable to the purchase price for restricted stock units under our Management Stock Purchase Plan. Fixed compensation consists of base salary and variable compensation consists of target annual incentive and long-term incentive value. Long-term incentive value consists of annual grants of performance stock unit awards and deferred stock awards based on their grant date fair value as reported in the 2021 Summary Compensation Table below. Short-term compensation consists of base salary and target annual incentive. Long-term compensation consists of long-term incentive value. Cash compensation consists of base salary and target annual incentive. Equity compensation consists of long-term incentive value.

Other Practices and Policies to Promote Effective Compensation Governance
Examples of practices and policies that the Committee has implemented to ensure effective governance of compensation plans include:
•
Our executives are subject to robust stock ownership guidelines.

•
Our executives are subject to a compensation recovery policy, or “claw back” policy, under which they may be required to repay unearned compensation in the event of a financial restatement due to fraud or misconduct.

•
The Compensation Committee has engaged an independent compensation consultant.

•
The Compensation Committee has conducted a review and assessment of risk as it relates to our compensation policies and practices.

•
Our Insider Trading Compliance Policy prohibits hedging and short sale transactions, and no employee or director may pledge Company securities as collateral.

•
None of our executive officers has an employment agreement with us.

•
We do not provide excise tax gross-ups under any of our change in control severance arrangements.

•
We hold an annual shareholder say-on-pay advisory vote.

Say on Pay and Say on Frequency
We submitted our executive compensation program to an advisory vote of our stockholders at our 2021 Annual Meeting and it received the support of over 89% of the total votes present and entitled to vote at the meeting. Our Board of Directors viewed the results of the 2021 advisory vote as broad stockholder support for our executive compensation program and did not make any fundamental changes to our executive compensation program or policies as a result of the advisory vote. The Compensation Committee will, in consultation with its independent compensation consultant, consider changes to our compensation programs as appropriate in response to evolving factors such as the business environment and competition for talent. In considering changes to our compensation programs and policies, the Compensation Committee may seek additional input from stockholders with respect to our executive compensation policies and decisions.
At our 2017 Annual Meeting, our stockholders strongly supported a frequency of “every year” for holding future advisory votes to approve the compensation of our named executive officers, consistent with the recommendation of our Board. As a result, our Board decided to hold annual “Say on Pay” votes, and we are presenting a proposal to our shareholders to approve on an advisory basis the compensation of our named executive officers as disclosed in this proxy statement. See Proposal 2 of this proxy statement.
Compensation Philosophy
Our executive compensation philosophy, as adopted by the Compensation Committee of our Board of Directors, is to provide compensation programs that attract, retain and motivate our key executives who are critical to our long-term success. We implement this philosophy through the following principles:
•
Positioning total direct compensation and each component of compensation at approximately the median of our peer companies, which are industry and size relevant and which are identified by a rules-based selection process. Some variation in competitive positioning by executive is expected to account for factors such as relevant business experience, individual performance and criticality of role.

•
Rewarding achievement relative to short- and long-term goals that we believe will drive long-term stockholder value creation.

•
Aligning long-term pay outcomes with stockholder value creation over time. This necessitates tying a significant portion of each executive’s compensation to Company and individual performance, placing that compensation at risk.

The following key elements are used to compensate our executives:
•
Base salaries, representing the only fixed element of total direct compensation.

•
Annual incentives, currently consisting of a performance-based bonus under the Executive Officer Incentive Bonus Plan, which rewards achievement relative to Company goals, both financial and strategic in nature.

•
Long-term incentives, currently consisting of performance stock units and deferred stock awards, which link pay outcomes to long-term stockholder value creation. Executive officers may also purchase restricted stock units under our Management Stock Purchase Plan, providing additional alignment with stockholder value creation.

In addition, we provide our executive officers with other employee benefits and limited perquisites, which are primarily intended to maintain our competitive position for attracting and retaining executive talent. However, in general, the Compensation Committee strives to mitigate the use of these non-performance-based forms of compensation without jeopardizing our ability to offer a compensation program that will attract and retain executives in a competitive market.
Benchmarking
Benchmarking is one factor, among many, that we rely on in establishing our compensation levels and program design. We use information regarding pay practices at other comparable companies in two respects. First, we use benchmarking information to evaluate whether our compensation practices are competitive in the marketplace in which we compete for executive talent. Second, we use marketplace information as one factor in assessing the reasonableness of our executive compensation.
During 2021, the Compensation Committee used an executive compensation peer group consisting of the following companies:
Altra Industrial Motion Corporation A.O. Smith Corporation Barnes Group Inc. CIRCOR International, Inc. Crane Co.	Evoqua Water Technologies Corp. EnPro Industries, Inc. Franklin Electric Co., Inc. Graco Inc. IDEX Corporation	Itron, Inc. ITT Corporation Mueller Industries, Inc. Mueller Water Products, Inc. Woodward, Inc.
In May 2021, the Compensation Committee engaged Pearl Meyer to conduct a comprehensive review of our executive compensation peer group. Pearl Meyer used a rules-based process to evaluate the Company’s existing executive compensation peer group and to identify proposed changes to the peer group based on the similarity to Watts of the amount of their annual revenues, profitability, market capitalization and number of employees as well as the similarity of their industry, business models, scope of international operations, industrial classification codes, customers and analyst coverage, while attempting to minimize year-over-year changes in order to foster consistency in the benchmarking approach. Based on its review, Pearl Meyer recommended maintaining the peer group as it was then currently constituted. The Compensation Committee accepted Pearl Meyer’s recommendation and approved retaining the existing peer group. The executive compensation peer group had median 2020 annual revenue of approximately $1.7 billion, compared with our own revenue of approximately $1.5 billion for the same period. The peer group also had median market capitalization as of December 31, 2020 of approximately $3.6 billion, as compared to our market capitalization of approximately $4.1 billion.
Elements of Compensation
The following describes each of the elements of our compensation program for 2021.
Base Salary
We provide each of our executive officers with a fixed salary that provides a secure base of compensation in an amount that recognizes each officer’s role and responsibilities as well as experience, performance and contributions. The Compensation Committee considers base salary increases for our executive officers annually. The amount of any increase is based primarily on the executive officer’s performance, level of responsibilities, leadership, experience, employee retention and internal pay equity considerations and the external competitiveness of the officer’s base salary and overall total compensation. The Compensation Committee typically meets with the Chief Executive Officer annually to review proposed adjustments in the base salary amounts for our executive officers other than our Chief Executive Officer and in such review discusses each officer’s performance evaluation. The

Compensation Committee also typically reviews the proposed adjustment in base salary and the performance of our Chief Executive Officer with the other independent members of the Board of Directors and conducts a separate discussion with our Chief Executive Officer regarding his performance. As part of its review, the Compensation Committee receives and discusses tally sheets setting forth the total compensation of our executive officers, including base salary, bonus potential, equity awards, retirement benefits, perquisites and other compensation, and information regarding the competitiveness of our compensation programs relative to companies in our benchmarking peer group and other industry survey data. Based on this review and its consideration of each named executive officer’s performance, in February 2021 the Compensation Committee approved the following base salary increases for our named executive officers effective as of April 1, 2021:
Named Executive Officer	2020 Base Salary ($)	Salary Increase as a Percentage of Prior Base Salary	2021 Base Salary ($)	Rationale for Increase
Shashank Patel	416,000	11.78%	465,000	Merit & Market Adjustment
Munish Nanda	512,000	3.52%	530,000	Merit
Elie A. Melhem	425,000	2.82%	437,000	Merit
Kenneth R. Lepage	413,000	4.12%	430,000	Merit
In February 2021, the Compensation Committee conducted a separate review of our Chief Executive Officer’s performance and base salary in conjunction with the other independent members of the Board. The independent members of the Board reviewed Mr. Pagano’s performance against his established goals for 2020 and input from Pearl Meyer with respect to the competitiveness of Mr. Pagano’s base salary relative to the Company’s executive compensation peer group. Based on this review and the Board’s assessment that Mr. Pagano had achieved his 2020 goals, including executing on driving innovation through new products and solutions as well as other global growth initiatives, promoting sustainability as a key part of the Company’s strategy, managing the COVID-19 crisis to minimize its impact on the business, and driving productivity and supply chain savings initiatives, the Compensation Committee approved a 4.77% merit-based increase in Mr. Pagano’s base salary from $930,600 to $975,000 effective as of April 1, 2021.
Annual Incentives
Under our Executive Officer Incentive Bonus Plan, annual bonus awards may be earned by our named executive officers based on the Company’s achievement of performance goals during each fiscal year. We offer our executives an opportunity to earn a bonus in order to focus our executives on execution against specific financial and strategic goals and reward performance based on achievement of such goals. For each of our executive officers, the Compensation Committee sets a target bonus amount expressed as a percentage of annual base salary rate. The Compensation Committee determines the target bonus amount for each executive officer based on a variety of factors, including competitive conditions for the executive officer’s position within our executive compensation peer group and in the broader employment market, length of employment, level of responsibility and experience, input from Pearl Meyer, and, in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. For 2021, the Compensation Committee decided to increase the target bonus amounts as a percentage of annual base salary rate for Mr. Pagano from 100% to 110% and for Mr. Patel from 65% to 70%. The Compensation Committee increased Mr. Pagano’s bonus target percentage to recognize his strong performance and contributions in improving the performance of the Company, executing on strategic initiatives and driving profitable growth and innovation over the course of his tenure as Chief Executive Officer of the Company. For Mr. Patel, the Compensation Committee based its decision on market data, which showed that Mr. Patel’s target bonus percentage and target total cash compensation were below the median relative to chief financial officers in our executive compensation peer group, and Mr. Patel’s strong performance in strengthening the finance team and improving productivity, reducing days sales outstanding and accounts receivable aging in a difficult environment and managing working capital. Each other named executive officer’s 2021 target bonus as a percentage of annual base salary rate remained unchanged from 2020. The 2021 target bonus amounts for our named executive officers were set as follows:
	Target as a Percent of Salary	Target in Dollars
Robert J. Pagano, Jr.	110%	$1,072,500
Shashank Patel	70%	$325,500
Munish Nanda	65%	$344,500
Elie A. Melhem	55%	$240,350
Kenneth R. Lepage	60%	$258,000
The actual bonus payout for each named executive officer depends on the level of performance achieved with respect to various performance objectives. The relationship between the level of performance achieved and overall bonus payout for each performance objective is as follows, with bonus payout levels interpolated for performance between Threshold and Target and between Target and Maximum:
Performance Level	Bonus Payout as a % of Target
Maximum	200%
Target	100%
Threshold	50%
Below Threshold	0%
For 2021, corporate performance objectives under our Executive Officer Incentive Bonus Plan were established in the first quarter by our Compensation Committee after consultation with our Chief Executive Officer. The 2021 financial objectives for our named executive officers under the Executive Officer Incentive Bonus Plan consisted of a sales objective, an adjusted net income or adjusted operating earnings objective, a free cash flow objective and individual performance objectives. Free cash flow represents the amount of cash generated by operations during the year less net capital expenditures. Our bonus objectives are intended to align the interests of our management team with the interests of our stockholders. We believe that the capital markets evaluate companies in our industry based primarily on their ability to grow their businesses profitably while maintaining adequate returns on their invested capital. Our bonus objectives provide an incentive to management to maintain a balanced approach to growth, with appropriate emphasis on revenues, profitability, cash flow and execution of strategic initiatives. If we are successful in meeting or exceeding our goals under these objectives, we believe that this will lead to the creation of additional value for our stockholders.
Under our Executive Officer Incentive Bonus Plan, the Compensation Committee may make certain adjustments to the performance objectives. Such adjustments may include but are not limited to: (i) a change in accounting principle, (ii) financing activities, (iii) expenses for restructuring or productivity initiatives, (iv) other non-operating items, (v) acquisitions or dispositions, (vi) the business operations of an entity acquired by the Company during the performance period, (vii) discontinued operations, (viii) stock dividend, split, combination or exchange of stock, (ix) unusual or extraordinary events, transactions or developments, (x) amortization of intangible assets, (xi) other significant income or expense outside the Company’s core on-going business activities, (xii) other nonrecurring items, (xiii) goodwill or intangible writeoffs, or (xiv) changes in applicable law.
For the individual performance objectives, each executive officer established several personal or team goals related to Company initiatives or segment initiatives that were aligned with the strategy of the business and the goals of our Chief Executive Officer, and such performance objectives were approved by the Chief Executive Officer and the Compensation Committee. For 2021, the individual performance objectives for our named executive officers established at the start of the performance period included environmental, social and governance (ESG) criteria; new product development and innovation initiatives, including smart and connected products; driving productivity savings; employee safety performance; talent acquisition; diversity, equity and inclusion initiatives; and other key strategic initiatives.
The Compensation Committee, in consultation with our Chief Executive Officer, determined the relative weight to be assigned to each objective for 2021. The financial objectives for Messrs. Pagano, Patel, Lepage and Nanda were based entirely on the performance of our Company as a whole. Since the responsibilities of Mr. Melhem were substantially tied to our APMEA business segment, most of his bonus achievement was based on his segment performance. The following table shows the weighting assigned to each named executive officer for each performance objective:
Named Executive Officer	Consolidated Net Sales	Consolidated Adjusted Net Income	Consolidated Free Cash Flow*	APMEA Net Trade Sales	APMEA Adjusted Operating Earnings	APMEA Free Cash Flow	Individual Component
Robert J. Pagano, Jr.	25%	40%	25%	—	—	—	10%
Shashank Patel	25%	40%	25%	—	—	—	10%
Munish Nanda	25%	40%	25%	—	—	—	10%
Elie A. Melhem	6%	12%	9%	19%	28%	16%	10%
Kenneth R. Lepage	25%	40%	25%	—	—	—	10%

*
A reconciliation of adjusted net income and net cash provided by operating activities to free cash flow is included in Item 7 of our Annual Report on Form 10-K filed with the SEC on February 22, 2022. APMEA segment free cash flow means cash flow attributable to APMEA reporting segment. We define free cash flow as net cash provided by operating activities, less additions to property, plant and equipment, plus proceeds from the sale of property, plant and equipment.

The weighting of the 2021 performance objectives for our named executive officers was unchanged from 2020, as the Compensation Committee continued to place greater emphasis on the net income and operating earnings measures because it wanted management to emphasize growing the business profitably while maintaining its focus on encouraging productivity, cost containment and cash generation.
In setting financial performance targets for 2021, we faced significant uncertainty about the impact that the COVID-19 pandemic would have on our markets. To assist us in preparing our annual operating plan for 2021, we retained an outside consulting firm to help evaluate expected market conditions. The consulting firm’s analysis predicted that our primary markets would continue to decline over the course of 2021. There were also a number of key economic indicators that we regularly use to assess future business prospects, including new construction loan data, which were portending declining market conditions during 2021. We also had significant exposure to certain vertical market segments that were negatively impacted by the COVID-19 pandemic, such as hospitality, restaurants, office space, retail space, commercial marine and multi-family residential housing. Based on this information, it was estimated that our primary markets would decline during 2021 relative to the prior year, which was expected to lead to a decline in our sales and net income. Despite these projections, during 2021, unanticipated wide-spread freezing weather in the southwest United States created significant unplanned demand during the first half of 2021. In addition, supply chain disruptions led to increased inflation, which drove unplanned increases in the prices of our products. We were also poised to effectively respond to supply chain disruptions. Our vertically integrated manufacturing operations and proactive inventory planning enabled us to provide our customers with shorter lead times, which helped us to increase market share. These factors combined with unexpected growth in key markets contributed to 2021 results that significantly exceeded our plan. Our results for 2021 as determined in accordance with our Executive Officer Incentive Bonus Plan with respect to each financial performance measure for our Company as a whole and our APMEA segment are set forth in the following table:
Financial Performance Measures	Financial Performance Targets (in millions)			2021 Actual Results (in millions)	% of Bonus Objective Achieved
	Threshold (50%)	Target (100%)	Maximum (200%)
Consolidated Net Sales	$1,285	$1,511	$1,738	$1,809	200%
Consolidated Adjusted Net Income	$106	$125	$144	$187	200%
Consolidated Free Cash Flow	$111	$130	$156	$159	200%
APMEA Net Trade Sales	$60	$71	$82	$85	200%
APMEA Adjusted Operating Earnings	$7	$9	$10	$15	200%
APMEA Free Cash Flow	$5	$6	$8	$14	200%
Based on these results, the weighted achievement of the financial performance metrics for 2021 by each of our named executive officers is set forth in the following table.
Named Executive Officer	Financial Performance Measure	Weighting	2021 Achievement	Weighted 2021 Achievement
Robert J. Pagano, Jr.	Consolidated Net Sales	25%	200%	50%
Shashank Patel	Consolidated Adjusted Net Income	40%	200%	80%
Kenneth R. Lepage	Consolidated Free Cash Flow	25%	200%	50%
Munish Nanda
		90%		180%
Elie A. Melhem	Consolidated Net Sales	6%	200%	12%
	Consolidated Adjusted Net Income	12%	200%	24%
	Consolidated Free Cash Flow	9%	200%	18%
	APMEA Net Trade Sales	19%	200%	38%
	APMEA Adjusted Operating Earnings	28%	200%	56%
	APMEA Free Cash Flow	16%	200%	32%
		90%		180%
The Compensation Committee reviewed with our Chief Executive Officer the performance of each of the other named executive officers with respect to their individual performance objectives. Based on this review and the recommendations of our Chief Executive Officer, the Compensation Committee determined that each of Messrs. Nanda, Patel, Melhem and Lepage had achieved higher than the target level of performance with respect to his individual performance objectives. In recognition of their strong performance, the Compensation Committee approved a 20% weighted achievement for the individual performance component of the incentive bonus award for each of Mr. Nanda, Mr. Patel and Mr. Melhem and a 15% weighted achievement for Mr. Lepage. The Compensation Committee separately reviewed the performance of Mr. Pagano with respect to his individual performance objectives and determined that Mr. Pagano had exceeded his objectives and that he had done an excellent job developing, deploying and executing on the Company’s strategic growth initiatives, awarding him a 20% weighted achievement for the individual performance component of the incentive bonus award.

The 2021 Executive Officer Incentive Bonus Plan awards for our named executive officers that were paid in March 2022 were as follows:
Named Executive Officer	2021 Target Bonus Awards as a Percentage of Base Salary	2021 Target Bonus Awards	Financial Performance Measures Achievement (A)	Individual Performance Measures Achievement (B)	2021 Bonus Awards as a Percentage of Target (A+B)	2021 Actual Bonus Awards
Robert J. Pagano, Jr.	110%	$1,072,500	180%	20.0%	200%	$2,145,000
Shashank Patel	70%	$325,500	180%	20.0%	200%	$651,000
Munish Nanda	65%	$344,500	180%	20.0%	200%	$689,000
Elie A. Melhem	55%	$240,350	180%	20.0%	200%	$480,700
Kenneth R. Lepage	60%	$258,000	180%	15.0%	195%	$503,100
Long-Term Incentives
We provided long-term incentive compensation for our named executive officers during 2021 by granting performance stock units and deferred stock awards covering shares of class A common stock under our 2004 Stock Incentive Plan. In addition, our named executive officers are eligible to participate in our Management Stock Purchase Plan, which provides for the purchase of restricted stock units at a discount, as described below. The Compensation Committee believes in granting equity-based incentive compensation as an important component of our executive compensation program to encourage sustainable growth and long-term value creation, align the interests of our executives with those of our stockholders by exposing executives to stock price changes during the vesting or deferral periods, and to attract and retain executive talent.
Management Stock Purchase Plan
Our Management Stock Purchase Plan is intended to provide an incentive for our executives to purchase and hold more of our class A common stock, thereby more closely aligning their interests with the interests of our stockholders. The Compensation Committee approves the participants in the Management Stock Purchase Plan based on recommendations made by executive management. Participants were entitled to purchase restricted stock units under the Management Stock Purchase Plan at a discount of 20% from the closing sale price of our class A common stock on March 15, 2022 using up to 50% of their pre-tax 2021 performance bonus. The restricted stock units vest one-third each year beginning on the first anniversary of the date of grant. In addition, participants in the Management Stock Purchase Plan may elect to defer settlement of vested restricted stock units to a specified future date. For 2021, Messrs. Pagano, Melhem and Lepage each elected to contribute 50% of his annual performance bonus to the purchase of restricted stock units under the Management Stock Purchase Plan. Mr. Nanda and Mr. Patel did not participate in the Management Stock Purchase Plan in 2021.
Long-Term Equity Incentive Awards
In 2021, we granted performance stock units and deferred stock awards to our executive officers, with each type of award accounting for 50% of the targeted value of long-term equity incentive awards for executive officers. The Compensation Committee believes that the use of performance stock unit awards and deferred stock awards in combination provides strong shareholder alignment, retention value, and the opportunity to leverage the value of awards up and down consistent with the Company’s stock price performance as well as Company performance over the long term.
The targeted value of the long-term equity incentive award grants made to our named executive officers was determined taking into account base pay and annual incentive values, a competitive analysis of executive compensation prepared by Pearl Meyer, and the Committee’s assessment of the appropriate mix of fixed versus variable and short-term versus long-term incentives. The Compensation Committee also considered each named executive officer’s role, potential long-term contribution, performance, experience and skills. Based on its analysis, the Compensation Committee determined that the performance stock units and deferred stock awarded to the Company’s Chief Executive Officer should have a targeted total value of approximately three and one half times his annual base salary and the annual equity grant to each of our other named executive officers should have a targeted total grant date fair value of approximately one-and-a-half times his annual base salary. The following table shows the values used to determine the number of shares underlying the annual deferred stock awards and the target performance stock unit awards granted to our named executive officers in March 2021. In determining the number of shares underlying the awards granted to each named executive officer, we used the average of the three-month trailing average stock price and the closing price as of the last trading day prior to the date of the Compensation Committee meeting. For this reason, the targeted values indicated below differ from the grant date fair values of the grants reflected in the Summary Compensation Table.
Named Executive Officer	Performance Stock Unit Awards (Target Award)	Deferred Stock Awards	Total
Robert J. Pagano, Jr.	$1,706,250	$1,706,250	$3,412,500
Shashank Patel	$348,750	$348,750	$697,500
Munish Nanda	$397,500	$397,500	$795,000
Elie Melhem	$327,750	$327,750	$655,500
Kenneth R. Lepage	$322,500	$322,500	$645,000
Performance Stock Unit Awards.   The performance stock units granted in 2021 will be settled in shares of the Company’s class A common stock at the end of a performance vesting period ending on December 31, 2023, with the number of shares to be delivered to be determined based on a payout matrix that determines what percentage of the target number of units will be delivered at each level of achievement relative to specified performance goals. The performance goals include a combination of the Company’s compound annual growth rate in revenue (“Revenue CAGR”) and return on invested capital (“ROIC”). Revenue CAGR measures the rate of our growth over time, while ROIC measures how efficiently and effectively we use capital to generate profits. For purposes of our performance stock unit awards, ROIC means the Company’s return on invested capital calculated as a percentage by dividing net operating profit after tax by average invested capital over the relevant period. For the purposes of calculating ROIC, “net operating profit” will be adjusted to exclude the impact of all restructuring, foreign exchange, impairments, legal settlements, employee separation costs, product liability charges, the one-time impact of significant tax law changes, and retroactive tax law changes to the extent such items were not contemplated and included in the target upon which the ROIC goals were based. The Revenue CAGR and ROIC goals are also subject to adjustment to reflect the impact of any acquisitions or dispositions that occur during the performance period. The Compensation Committee selected these two measures primarily because they are generally accepted as two fundamental drivers of sustained shareholder value, they provide shorter line-of-sight measurements than many alternative measures and both measures are contained in the Company’s strategic plan. The number of shares delivered can range from zero to 200% of the target number of performance stock units initially awarded, depending on performance, and delivery generally requires employment throughout the three-year performance period. At the threshold level of performance, 60% of the target number of units would be earned. The level of performance required to attain the threshold performance metrics was set at a level of performance where the Compensation Committee believes that a reduced payout is appropriate and below which no payout is appropriate. The level of performance required to attain the target payout is designed to be reasonably challenging. The level of performance required to attain a maximum payout was set at a level of performance that the Compensation Committee deems exceptional. However, because the specific performance levels are related to our business strategy and are highly confidential, we do not publicly disclose them, as we believe their disclosure would provide our competitors and other third parties with significant insights regarding our confidential business strategies that could cause us substantial harm. Performance stock units do not grant dividend or voting rights to the holder during the performance period, but dividend equivalents are accrued and paid on shares delivered after the vesting date.

Settlement of the 2019 Performance Stock Unit Awards.   The performance period for the 2019 performance stock unit awards concluded on December 31, 2021. The performance stock units granted in 2019 were settled in shares on February 7, 2022. The 2019 awards had their performance tied to a combination of Revenue CAGR and ROIC measures, as adjusted, as provided in the grant agreements to account for acquisitions completed during the performance period. The performance targets for the 2019 performance stock units were as follows, with the payout percentage interpolated for performance between Threshold and Target and between Target and Maximum:
3 Year Revenue CAGR	ROIC
	Below Threshold < 12.2%	Threshold 12.2%	Target 15.3%	Maximum 18.4%
	Payout Percentage
Below Threshold <1.5%	0%	60%	75%	100%
Threshold 1.5%	60%	60%	75%	125%
Target 3.0%	80%	80%	100%	150%
Maximum 4.5%	100%	100%	150%	200%
The financial results for the 2019 awards were a Revenue CAGR of 4.8% and ROIC of 18.4%, both of which were at or above the maximum targeted amounts. According to the performance matrix, the resulting payout percentage achieved was 200% of the target award value. Mr. Pagano earned 42,282 shares, Mr. Patel earned 8,100 shares, Mr. Nanda earned 9,970 shares, Mr. Melhem earned 8,274 shares, and Mr. Lepage earned 8,042 shares.
Deferred Stock Awards.   Half of the target value of our annual equity awards to our named executive officers is granted in the form of deferred stock awards. Deferred stock awards represent a contractual right to receive shares of the Company’s stock upon vesting of the award, provided that the recipient remains employed by the Company through the vesting date, except as provided under the retirement vesting policy described below. Upon the scheduled vesting date, the recipient will be issued shares of the Company’s class A common stock without restriction or risk of forfeiture. Recipients do not have voting or dividend rights with respect to deferred stock awards during the vesting period, but the deferred stock awards accrue dividend equivalents during the vesting period, which are then paid out to the recipient upon vesting. The 2021 deferred stock awards vest one-third each year over three years.
Benefits and Perquisites
We provide our executive officers with certain employee benefits and perquisites as a means of providing additional compensation that is designed to be competitive with other compensation provided by companies in our peer group.
Retirement benefits are provided through a qualified defined contribution 401(k) plan for all our full-time eligible employees who are United States residents, under which we provide a base contribution of 2% of an employee’s salary, regardless of whether the employee participates in the plan, and matching contributions up to 4%.
We also provide our named executive officers with a limited number of perquisites as part of their compensation arrangements, which we consider to be reasonable and consistent with competitive practice. These perquisites include a cash automobile allowance, supplemental disability insurance, a financial planning allowance and a comprehensive executive physical examination. The amount of the automobile allowance is determined by our Chief Executive Officer and reviewed by the Compensation Committee, and the Compensation Committee determines the maximum amount of our Chief Executive Officer’s automobile allowance. We reimburse our executives for certain financial planning expenses so they may focus more on their business responsibilities. We also typically reimburse recently hired executives for certain relocation-related expenses.
In addition, in connection with his assignment outside of the United States, we provided Mr. Melhem with customary expatriate benefits to address the unique circumstances arising from living and working abroad, as described in more detail in the Summary Compensation Table below.
Compensation Recovery Policy
We have a Compensation Recovery Policy, commonly referred to as a “claw back” policy, for our executive officers and Chief Accounting Officer. Under this policy, in the event of a financial restatement due to fraudulent activity or intentional misconduct as determined solely by the Compensation Committee, our executive officers and Chief Accounting Officer may be required to reimburse the Company for the difference between any incentive compensation (such as payments under the Executive Officer Incentive Bonus Plan), equity awards or other compensation that was based on having met or exceeded Company performance targets that would not have been met based upon accurate financial data and the compensation that would have been granted, received, vested or accrued had such compensation been calculated based on the accurate data or restated results.
Employment Agreements
None of our executive officers has an employment agreement with us.
Post-Termination Compensation and Change in Control Arrangements
Severance Benefits
We maintain an Executive Severance Plan, which provides severance benefits for our senior executives, including all our named executive officers. The Compensation Committee believes that the Executive Severance Plan is an important recruitment incentive for executives, provides a valuable retention incentive and is competitive with the practices of most of the companies in our executive compensation peer group. Under the Executive Severance Plan, a named executive officer involuntarily terminated for reasons not meeting the definition of cause under the Executive Severance Plan will receive a lump-sum payment equal to (i) an amount equal to twelve months of premiums the named executive officer would have to pay for COBRA medical coverage, and (ii) one year of base salary, except for Mr. Pagano who as Chief Executive Officer would receive two years of base salary. In connection with the receipt of any severance payments under the Executive Severance Plan, a named executive officer would be required to sign a written agreement that would contain a release of claims against the Company and such other restrictions, such as non-competition, non-solicitation and non-disparagement covenants, as the Compensation Committee determines are appropriate.
Change in Control Benefits
We believe that the consideration of a change in control transaction would create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to focus on seeking the best return for our stockholders and to remain employed with the Company during an important time when their prospects for continued employment following a change in control transaction are often uncertain, we provide certain key executives (including our named executive officers) with severance benefits in connection with a change of control of the Company under the Executive Severance Plan. Further, we believe that providing these executive officers with severance benefits upon certain terminations following a change in control is consistent with the practices of the companies in our executive compensation peer group and provides an important recruitment incentive for future executives. Under our Executive Severance Plan, if a named executive officer is involuntarily terminated without cause or resigns for good reason (as defined in the Executive Severance Plan) within 24 months following a change in control of the Company, or is involuntarily terminated without cause in the six months prior to such change in control, such named executive officer will receive an amount in cash equal to (i) 24 months of premiums the named executive officer would have to pay for COBRA medical coverage, and (ii) two times the sum of the named executive officer’s annual base salary and target annual bonus immediately prior to the change in control. In addition, the terminated executive would be entitled to full accelerated vesting and, as applicable, exercisability of unvested equity or equity-based awards of the Company that are not subject to performance vesting conditions and, for awards that are subject to performance vesting conditions, accelerated vesting and, as applicable, exercisability at the greater of target or the level that would apply based on actual performance calculated as if the final day of the Company’s last completed fiscal quarter prior to the date of the employment termination were the final day of the applicable performance period. Should the amount of payments an executive were to receive under the Executive Severance Plan and any other plan in connection with a change in control cause the executive to be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the executive’s benefits would be reduced by an amount necessary to avoid application of the tax, but only if such reduction would result in a better after-tax result to the executive. In connection with the receipt of any severance benefits under the Executive Severance Plan, a named executive officer would be required to sign a written agreement that would contain a release of claims against the Company and such other restrictions, such as non-competition, non-solicitation and non-disparagement covenants, as the Compensation Committee determines are appropriate. In addition, our 2004 Stock Incentive Plan and Management Stock Purchase Plan provide that in connection with a change in control all unvested performance stock units, shares of restricted stock, deferred stock awards, stock options and restricted stock units will become fully vested.
Retirement Vesting
Beginning in 2019, the Company included “retirement vesting” provisions in the agreements for its deferred stock awards and performance stock unit awards. These provisions provide that an employee who retires from the Company after attaining age 55 and 10 years of service and who meets certain other requirements, including non-competition and non-solicitation requirements, would be allowed to continue to vest in his or her deferred stock awards for the duration of the vesting periods and would be entitled to receive a pro rata portion of his or her performance stock units based on the period of service elapsed during the performance period and the actual number of shares earned. We believe that these retirement vesting provisions create a strong retention incentive for our key employees, are consistent with the practices of the companies in our executive compensation peer group and provide an important recruitment incentive for future executives.
Stock Ownership Guidelines
The Compensation Committee monitors compliance with the stock ownership guidelines approved by the Compensation Committee for all our executive officers. For 2021, our Chief Executive Officer was required to hold shares of our stock with a value of at least five times the amount of his base salary, our Chief Financial Officer was required to hold shares of our stock with a value of at least three times the amount of his base salary, and our other executive officers were required to hold shares of our stock with a value of at least twice their base salary. In determining the number of shares owned by an executive, the Compensation Committee considers shares held directly, the shares underlying restricted stock units purchased by the executive under our Management Stock Purchase Plan, deferred stock awards and shares of restricted stock, but not stock options or performance stock unit awards. Our officers are expected to comply with these requirements within five years of their appointment as an executive officer. The Compensation Committee evaluates compliance with these guidelines in connection with making its compensation decisions and recommendations at its regularly scheduled third quarter meeting. Compliance is typically measured based on stock ownership as of the last day of the second quarter. At the end of the second quarter of 2021, all our executive officers who had been executive officers of Watts for five or more years were in compliance with our stock ownership guidelines. For information on the Company’s policy prohibiting hedging, please see “Restrictions on Hedging, Pledging and Other Transactions” above.
Impact of Regulatory Requirements
The financial reporting and income tax consequences of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation paid to our executive officers. The Compensation Committee considers the tax and accounting consequences of utilizing various forms of compensation. However, the Compensation Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy regarding financial reporting and income tax consequences of our executive compensation programs.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
The Compensation Committee:
Christopher L. Conway, Chairperson
Michael J. Dubose
Louise K. Goeser
Jes Munk Hansen
W. Craig Kissel

EXECUTIVE COMPENSATION
Compensation Summary
The following table contains information with respect to the compensation of our named executive officers for the fiscal years ended December 31, 2021, 2020 and 2019.
2021 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert J. Pagano, Jr. Chief Executive Officer, President & Chairperson of the Board	2021	963,900	3,887,210	2,145,000	74,575	7,070,685
	2020	833,662	3,122,231	1,298,187	74,383	5,328,463
	2019	922,950	3,508,775	1,350,301	73,764	5,855,790
Shashank Patel Chief Financial Officer	2021	452,750	704,594	651,000	54,606	1,862,950
	2020	389,999	645,801	374,450	50,955	1,461,205
	2019	412,000	685,331	359,674	54,333	1,511,338
Munish Nanda President, Americas & Europe	2021	525,500	802,898	689,000	51,018	2,068,416
	2020	480,127	902,138	460,861	37,499	1,880,625
	2019	507,623	785,836	445,747	40,695	1,779,901
Elie A. Melhem President, Asia-Pacific, the Middle East & Africa	2021	434,000	760,710	480,700	269,932(5)	1,945,342
	2020	398,527	619,511	322,996	255,130	1,596,164
	2019	421,785	687,576	271,618	234,268	1,615,247
Kenneth R. Lepage General Counsel, Chief Sustainability Officer & Secretary	2021	425,750	754,726	503,100	52,916	1,736,492
	2020	387,190	610,525	343,153	51,826	1,392,694
	2019	408,030	680,111	354,602	51,206	1,493,949

(1)
The amounts shown in this column reflect the grant date fair value of performance stock units and deferred stock awards under our 2004 Stock Incentive Plan and the grant date fair value of the discount on the restricted stock units purchased under our Management Stock Purchase Plan determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 13 to our audited consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2022, except that the fair value of the discount attributable to each restricted stock unit purchased under the Management Stock Purchase Plan on March 15, 2022 was estimated on the date of grant using the Black-Scholes-Merton Model based on the following weighted average assumptions:

Expected life:	3 years
Expected stock price volatility:	33.7%
Expected dividend yield:	0.8%
Risk-free interest rate:	2.0%
The risk-free interest rate is based on the U.S. treasury yield curve at the time of grant for the expected life of the restricted stock unit. The expected life, which is defined as the estimated period of time outstanding, of the restricted stock unit and the volatility were calculated using historical data. The expected dividend yield is our best estimate of the expected future dividend yield. Based on these assumptions, the weighted average grant date fair value of the discount on a restricted stock unit purchased on March 15, 2022 was $47.26. The grant date fair values of the performance stock units and deferred stock awards granted to each of our named executive officers during 2021 and the grant date fair value of the discount on the restricted stock units purchased by each of our named executive officers on March 15, 2022 were as follows:
	Grant Date Fair Value of Performance Stock Units ($)	Grant Date Fair Value of Deferred Stock Awards ($)	Grant Date Fair Value of Discount on Restricted Stock Units ($)	Total ($)
Robert J. Pagano, Jr.	1,723,515	1,723,515	440,180	3,887,210
Shashank Patel	352,297	352,297	—	704,594
Munish Nanda	401,449	401,449	—	802,898
Elie A. Melhem	331,039	331,039	98,632	760,710
Kenneth R. Lepage	325,755	325,755	103,216	754,726

(2)
The grant date fair value of the performance stock units included in this column is the fair value of the target number of performance stock units granted to each named executive officer, which we consider to be the probable outcome of the performance conditions as of the grant date. The following table shows for each named executive officer the grant date fair value of the target number of performance stock units granted to each such officer during 2021 that is included in the Summary Compensation Table and the grant date fair value of each such performance stock unit award assuming maximum achievement of the performance conditions.
	Target Number of Performance Stock Units	Grant Date Fair Value of Target Number of Performance Stock Units ($)	Maximum Number of Performance Stock Units	Grant Date Fair Value of Maximum Number of Performance Stock Units ($)
Robert J. Pagano, Jr.	14,026	1,723,515	28,052	3,447,030
Shashank Patel	2,867	352,297	5,734	704,594
Munish Nanda	3,267	401,449	6,534	802,898
Elie A. Melhem	2,694	331,039	5,388	662,077
Kenneth R. Lepage	2,651	325,755	5,302	651,510

(3)
The amounts shown in this column reflect amounts earned under our Executive Officer Incentive Bonus Plan for 2021 by each named executive officer. Each of our named executive officers may elect to use a portion of his annual performance bonus under the Executive Officer Incentive Bonus Plan to purchase restricted stock units under our Management Stock Purchase Plan. The number of restricted stock units purchased by each named executive officer are as follows:

	Year	Percentage of Annual Bonus Used to Purchase Restricted Stock Units	Total Amount of Bonus	Amount of Bonus Used to Purchase Restricted Stock Units	Number of Restricted Stock Units Purchased
Robert J. Pagano, Jr.	2021	50%	$2,145,000	$1,072,414	9,314
	2020	50%	$1,298,187	$649,052	6,672
	2019	50%	$1,350,301	$675,131	7,876
Shashank Patel	2021	—	$651,000	—	—
	2020	50%	$374,450	$187,167	1,924
	2019	50%	$359,674	$179,755	2,097
Munish Nanda	2021	—	$689,000	—	—
	2020	—	$460,861	—	—
	2019	—	$445,747	—	—
Elie A. Melhem	2021	50%	$480,700	$240,297	2,087
	2020	50%	$322,996	$161,485	1,660
	2019	50%	$271,618	$135,780	1,584
Kenneth R. Lepage	2021	50%	$503,100	$251,466	2,184
	2020	50%	$343,153	$171,505	1,763
	2019	50%	$354,602	$177,269	2,068
The purchase price for restricted stock units under our Management Stock Purchase Plan is equal to 80% of the closing price of our class A common stock on the day on which the restricted stock units are awarded. The grant date fair value of the 20% discount on the restricted stock units purchased by each named executive officer has been included under the Stock Awards column as additional compensation to the named executive officer for each such year. The restricted stock units vest one-third each year beginning on the first anniversary of the date of grant. At the end of the deferral period specified by the named executive officer under the Management Stock Purchase Plan, we will issue one share of class A common stock for each vested restricted stock unit. Cash dividends equivalent to those paid on our class A common stock will be credited to the named executive officer’s account for non-vested restricted stock units and will be paid in cash to the named executive officer when such restricted stock units become vested. Dividends will also be paid in cash to individuals for vested restricted stock units held during any deferral period. The number of restricted stock units purchased with 2021 performance bonuses was determined by dividing the dollar amount of the bonus used to purchase the restricted stock units by $115.14, which was the discounted closing prices of our class A common stock on the grant date, March 15, 2022. The number of restricted stock units purchased with 2020 and 2019 performance bonuses was determined by dividing the dollar amount of the bonus used to purchase the restricted stock units by $97.28 for 2020, and $85.72 for 2019, which were the discounted closing prices of our class A common stock on the third business day following the release of our year-end earnings to the public for such year.

(4)
The amounts shown in the “All Other Compensation” column for 2021 include the following:

	Robert J. Pagano, Jr. ($)	Shashank Patel ($)	Munish Nanda ($)	Elie A. Melhem ($)	Kenneth R. Lepage ($)
Car allowance	24,000	14,000	14,000	—	14,000
Financial planning allowance (a)	13,430	13,430	13,265	500	13,430
Company contribution to 401(k) plan	17,400	16,758	17,400	9,342	17,400
Supplemental disability insurance premium	15,240	5,913	6,353	5,376	3,469
Executive physical	4,505	4,505	—	—	4,617
Payments related to expatriate assignment (b)	—	—	—	254,714	—
Total All Other Compensation	74,575	54,606	51,018	269,932	52,916

(a)
All executive officers are eligible for an annual financial planning allowance up to $13,430.

(b)
Mr. Melhem was a U.S. expatriate in 2021 with his international assignment based in China and we provided him with customary expatriate benefits to address the unique circumstances arising from living and working abroad. These benefits included $117,998 for housing expenses, $19,100 for school tuition for his child, $47,570 in Medicare, Federal and State tax gross-up payments, and $70,046 for use of a car and driver. Amounts paid to Mr. Melhem in Chinese yuan are converted into U.S. dollars using an average interbank conversion rate of 0.15733 U.S. dollars for one Chinese yuan as of December 31, 2021.

(5)
The Company has entered into a tax equalization arrangement with Mr. Melhem, the purpose of which is to ensure that Mr. Melhem pays no more or less income taxes as a result of his international assignment than he would if he lived and worked in the United States. Pursuant to this arrangement, if Mr. Melhem’s tax burden is higher as a result of his living and working in China than it would have been in the United States then the Company pays the excess, whereas if Mr. Melhem’s tax burden is lower, then Mr. Melhem pays the difference to the Company. This tax equalization arrangement resulted in Mr. Melhem owing the Company $560,280 during 2021 for the 2020 tax year, which repayment is not reflected in the Summary Compensation Table.

Grants of Plan-Based Awards
The following table shows information concerning grants of plan-based awards made to the named executive officers during 2021.
2021 GRANTS OF PLAN-BASED AWARDS
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert J. Pagano, Jr.	EIBP	—	536,250	1,072,500	2,145,000	—	—	—	—	—
	DSA	3/12/21	—	—	—	—	—	—	14,026	1,723,515
	PSU	3/12/21	—	—	—	8,415	14,026	28,052	—	1,723,515
Shashank Patel	EIBP	—	162,750	325,500	651,000	—	—	—	—	—
	DSA	3/12/21	—	—	—	—	—	—	2,867	352,297
	PSU	3/12/21	—	—	—	1,720	2,867	5,734	—	352,297
Munish Nanda	EIBP	—	172,250	344,500	689,000	—	—	—	—	—
	DSA	3/12/21	—	—	—	—	—	—	3,267	401,449
	PSU	3/12/21	—	—	—	1,960	3,267	6,534	—	401,449
Elie A. Melhem	EIBP	—	120,175	240,350	480,700	—	—	—	—	—
	DSA	3/12/21	—	—	—	—	—	—	2,694	331,039
	PSU	3/12/21	—	—	—	1,616	2,694	5,388	—	331,039
Kenneth R. Lepage	EIBP	—	129,000	258,000	516,000	—	—	—	—	—
	DSA	3/12/21	—	—	—	—	—	—	2,651	325,755
	PSU	3/12/21	—	—	—	1,590	2,651	5,302	—	325,755

(1)
Type of award:

EIBP: Annual cash bonus award under our Executive Officer Incentive Bonus Plan
DSA: Deferred Stock Award under our 2004 Stock Incentive Plan
PSU: Performance Stock Unit award under our 2004 Stock Incentive Plan
(2)
The amounts in these columns indicate the threshold, target and maximum performance bonus amounts payable under our Executive Officer Incentive Bonus Plan prior to deducting any amounts the named executive officer elected to use to purchase restricted stock units under the Management Stock Purchase Plan. Each of our current named executive officers, except for Mr. Patel and Mr. Nanda, elected to use a portion of his 2021 performance bonus to purchase restricted stock units under our Management Stock Purchase Plan. See footnote (3) to the “Summary Compensation Table” for a description of the actual amount of performance bonus earned by each of the named executive officers for 2021, the amount of each named executive officer’s bonus that was used to purchase restricted stock units under the Management Stock Purchase Plan and the number of restricted stock units purchased. The potential performance bonus amounts payable under the Executive Officer Incentive Bonus Plan are based on the achievement of specific financial performance metrics and the achievement of individual strategic goals. The named executive officers would receive a bonus payout equal to 50% of their target bonus at the threshold level of performance and 200% of their target bonus at the maximum level of performance. If none of the threshold performance metrics are met, no performance bonus would be payable to the named executive officers.

(3)
The amounts in these columns indicate the threshold, target and maximum number of shares that the named executive officer could receive if an award payout is achieved under the Company’s performance stock unit awards. These potential share amounts are based on achievement of specific performance metrics. The named executive officer would receive 60% of the target number of shares at the threshold level of performance and 200% of the target number of shares at the maximum level of performance. If none of the threshold performance targets are met, then our named executive officers will not receive any shares.

(4)
The amounts shown in these columns represent the grant date fair value of each equity award as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For the performance stock unit awards, the amounts shown assume that the target level of performance would be achieved with respect to the performance metrics, which we consider to be the probable outcome of the performance conditions as of the grant date. These are the amounts reflected in the “Summary Compensation Table.”

Outstanding Equity Awards at Fiscal Year-End
The following table shows information regarding unvested performance stock units, restricted stock awards, deferred stock awards and restricted stock units held by the named executive officers as of December 31, 2021.
2021 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Robert J. Pagano, Jr.	3/7/19	7,048(3)	1,368,510	—	—
	3/16/20	13,016(3)	2,527,317	—	—
	3/12/21	14,026(3)	2,723,428	—	—
	2/12/19	3,672(4)	712,992	—	—
	3/13/20	5,251(4)	1,019,587	—	—
	3/15/21	6,672(4)	1,295,502	—	—
	3/7/19	42,282(5)	8,209,896	—	—
	3/16/20	—	—	39,046(6)	7,581,562
	3/12/21	—	—	28,052(7)	5,446,857
Shashank Patel	3/7/19	1,351(3)	262,324	—	—
	3/16/20	2,601(3)	505,036	—	—
	3/12/21	2,867(3)	556,685	—	—
	3/13/20	1,398(4)	271,450	—	—
	3/15/21	1,924(4)	373,583	—	—
	3/7/19	8,100(5)	1,572,777	—	—
	3/16/20	—	—	7,802(6)	1,514,914
	3/12/21	—	—	5,734(7)	1,113,371
Munish Nanda	5/7/18	6,657(8)	1,292,590	—	—
	3/7/19	1,662(3)	322,711	—	—
	3/16/20	4,085(3)	793,184	—	—
	3/12/21	3,267(3)	634,353	—	—
	3/7/19	9,970(5)	1,935,875	—	—
	3/16/20	—	—	12,254(6)	2,379,359
	3/12/21	—	—	6,534(7)	1,268,707
Elie A. Melhem	3/7/19	1,380(3)	267,955	—	—
	3/16/20	2,527(3)	490,668	—	—
	3/12/21	2,694(3)	523,094	—	—
	2/12/19	720(4)	139,802	—	—
	3/13/20	1,056(4)	205,044	—	—
	3/15/21	1,660(4)	322,322
	3/7/19	8,274(5)	1,606,563	—	—
	3/16/20	—	—	7,578(6)	1,471,420
	3/12/21	—	—	5,388(7)	1,046,188
Kenneth R. Lepage	3/7/19	1,341(3)	260,382	—	—
	3/16/20	2,469(3)	479,406	—	—
	3/12/21	2,651(3)	514,745	—	—
	2/12/19	950(4)	184,462	—	—
	3/13/20	1,379(4)	267,760	—	—
	3/15/21	1,763(4)	342,322	—	—
	3/7/19	8,042(5)	1,561,515	—	—
	3/16/20	—	—	7,404(6)	1,437,635
	3/12/21	—	—	5,302(7)	1,029,489

(1)
Except as otherwise indicated, the restricted stock units, restricted stock awards and deferred stock awards listed in this column vest annually at a rate of 33 1∕3% per year from the date of grant, and performance stock units vest upon the completion of a three-year performance period beginning January 1st of the grant year.

(2)
In accordance with SEC rules, the market value of unvested shares of restricted stock, deferred stock awards, restricted stock units and performance stock units is determined by multiplying the number of such shares and units by $194.17, the closing market price of our class A common stock on December 31, 2021.

(3)
Consists of deferred stock awards under our 2004 Stock Incentive Plan.

(4)
Consists of restricted stock units purchased under our Management Stock Purchase Plan.

(5)
These amounts represent performance stock units awarded under our 2004 Stock Incentive Plan for which the performance period ended on December 31, 2021. The number of performance stock units shown for the named executive officer is the actual number of shares that were earned by the named executive officer. These performance stock units were earned at 200% of target and settled in February 2022.

(6)
These amounts represent performance stock units awarded under our 2004 Stock Incentive Plan for which the performance period will end on December 31, 2022. In accordance with SEC rules, since these performance stock units were tracking above the target level of performance as of December 31, 2021, the number of performance stock units shown for the named executive officer is the number of shares that would be earned at the maximum level of performance, which is 200% of the target number of shares awarded.

(7)
These amounts represent performance stock units awarded under our 2004 Stock Incentive Plan for which the performance period will end on December 31, 2023. In accordance with SEC rules, since these performance stock units were tracking above the target level of performance as of December 31, 2021, the number of performance stock units shown for the named executive officer is the number of shares that would be earned at the maximum level of performance, which is 200% of the target number of shares awarded.

(8)
Consists of shares of restricted stock awarded under our 2004 Stock Incentive Plan. This restricted stock award granted to Mr. Nanda will vest in its entirety on May 7, 2023.

Option Exercises and Stock Vested
The following table shows amounts received by the named executive officers upon vesting of performance stock units, restricted stock and restricted stock units during 2021. None of our named executive officers exercised any options during 2021.
2021 OPTION EXERCISES AND STOCK VESTED
	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert J. Pagano, Jr.	72,229	11,174,250(3)
Shashank Patel	15,912	2,572,390(4)
Munish Nanda	15,534	2,609,938
Elie A. Melhem	14,164	2,201,600(5)
Kenneth R. Lepage	14,635	2,185,482(6)

(1)
Reflects (i) shares of class A common stock underlying restricted stock units purchased under the Management Stock Purchase Plan, (ii) shares of restricted stock and deferred stock awarded under the 2004 Stock Incentive Plan, and (iii) the number of shares earned under the performance stock units granted on March 7, 2019, the performance period for which ended on December 31, 2021.

(2)
The value realized on vesting of restricted stock awards and deferred stock awards was determined by multiplying the number of shares that vested by the closing market price of our class A common stock on the vesting date. The value realized on vesting of restricted stock units purchased under the Management Stock Purchase Plan represents the difference between the purchase price paid by the named executive officer for the vesting shares and the closing market price of our class A common stock on the vesting date. The value of performance stock units was determined by multiplying the number of shares earned by $194.17, the closing market price of our class A common stock on December 31, 2021, which was the last trading day of the performance period.

(3)
Pursuant to the Management Stock Purchase Plan, Mr. Pagano elected to defer receipt of shares issuable upon settlement of restricted stock units representing $212,352 of the value recognized on vesting until February 12, 2022 and $96,469 of the value recognized on vesting until March 13, 2023.

(4)
Pursuant to the Management Stock Purchase Plan, Mr. Patel elected to defer receipt of shares issuable upon settlement of restricted stock units representing $25,688 of the value recognized on vesting until March 13, 2023.

(5)
Pursuant to the Management Stock Purchase Plan, Mr. Melhem elected to defer receipt of shares issuable upon settlement of restricted stock units representing $41,638 of the value recognized on vesting until February 12, 2022 and $19,404 of the value recognized on vesting until March 13, 2023.

(6)
Pursuant to the Management Stock Purchase Plan, Mr. Lepage elected to defer receipt of shares issuable upon settlement of restricted stock units representing $54,939 of the value recognized on vesting until February 12, 2022 and $25,321 of the value recognized on vesting until March 13, 2023.

Nonqualified Deferred Compensation
Under our Management Stock Purchase Plan, executives may elect to purchase restricted stock units, which vest one-third each year beginning on the first anniversary of the date of grant. However, shares are not delivered in settlement of the restricted stock units until the end of the deferral period selected by the named executive officer. Once vested, the restricted stock units constitute deferred compensation and are reported in the table below as contributions by the named executive officer. Restricted stock units that vested prior to 2021 and were issued at the end of their deferral period during 2021 are listed in the table as distributions of deferred compensation.
Prior to 2012, we maintained a Nonqualified Deferred Compensation Plan that was available to all our employees whose annual compensation was greater than $90,000. Of the named executive officers, only Mr. Lepage has deferred compensation under the Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan, participants were allowed to defer up to 100% of base salary and bonus. Participant deferrals earn returns based on the participant’s selection from a list of investments that are generally the same as those provided in our 401(k) plan. The allocation of investments may be changed once each year. We did not make any matching contributions under the Nonqualified Deferred Compensation Plan.
Generally, account balances under the Nonqualified Deferred Compensation Plan may be paid at the earliest of termination of employment, normal retirement, early retirement, or becoming disabled as a lump sum or systematic installments over ten years. Account balances may be distributed prior to termination of employment only in the event of a financial hardship due to an unforeseeable emergency, but not in excess of the amount needed to meet the hardship. Distributions from the Nonqualified Deferred Compensation Plan to our named executive officers cannot be made until at least six months after termination of employment. Mr. Lepage did not receive any distributions, or make any withdrawals, from the Nonqualified Deferred Compensation Plan during 2021.
Beginning in 2019, the award agreements for our deferred stock awards and performance stock unit awards under our 2004 Stock Incentive Plan provide that an employee who retires from the Company after attaining age 55 and 10 years of service and who meets certain other requirements, including non-competition and non-solicitation requirements, will be allowed to continue to vest in his or her deferred stock awards for the duration of the vesting periods and will be entitled to receive a pro rata portion of his or her performance stock units based on the period of service elapsed during the performance period and the actual number of shares earned. Of our named executive officers, only Mr. Melhem is currently eligible for this retirement benefit.
2021 NONQUALIFIED DEFERRED COMPENSATION
Name	Plan Name (1)	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Robert J. Pagano, Jr.	MSPP	767,999(3)	—	743,485(4)	833,280(5)	1,935,487(6)
Shashank Patel	MSPP	85,607(3)	—	51,306(4)	1,188(5)	135,725(6)
Munish Nanda	MSPP	—	—	—	—	—
Elie A. Melhem	SIP	974,138(7)	—	317,508(8)	0	1,291,646(9)
	MSPP	152,216(3)	—	146,444(4)	114,003(5)	381,933(6)
Kenneth R. Lepage	NDCP	—	—	104,498	—	551,410
	MSPP	199,902(3)	—	193,075(4)	225,870(5)	502,512(6)

(1)
“MSPP” refers to our Management Stock Purchase Plan, “SIP” refers to our 2004 Stock Incentive Plan and “NDCP” refers to our Nonqualified Deferred Compensation Plan.

(2)
These amounts do not represent above-market earnings and thus are not reported in the 2021 Summary Compensation Table.

(3)
Based on the fair market value of our class A common stock on the vesting date of restricted stock units, the settlement of which has been deferred beyond 2021.

(4)
Represents the increase in the value of vested restricted stock units during 2021 based on the closing price of our class A common stock on December 31, 2021 of $194.17 or the date of settlement during 2021, plus the value of dividend equivalents paid on vested restricted stock units during 2021.

(5)
Represents the value of restricted stock units that vested in years prior to 2021 and settled in 2021, based on the closing price of our class A common stock on the date of delivery of shares upon settlement of restricted stock units and the value of dividend equivalents paid on vested restricted stock units during 2021.

(6)
Represents the value of restricted stock units that were vested as of December 31, 2021 but not yet settled based on the closing price of our class A common stock on December 31, 2021 of $194.17. The amounts that were previously reported as compensation for each named executive officer in the Summary Compensation Table in years prior to 2021 with respect to such restricted stock units are as follows: Mr. Pagano: $914,694; Mr. Patel: $75,548; Mr. Melhem: $180,720; and Mr. Lepage: $237,648.

(7)
Represents the value of deferred stock and related dividend equivalents that became eligible for continued vesting upon retirement during 2021 based on the fair market value of our class A common stock on the date the named executive officer became retirement-eligible. The amount that is reported as compensation for Mr. Melhem in the Summary Compensation Table for 2021 with respect to such deferred stock is $331,039.

(8)
Represents the increase in the value of deferred stock that was eligible for continued vesting in the event of the named executive officer’s retirement in 2021 based on the fair market value of our class A common stock on December 31, 2021 and any increase in the value of dividend equivalents accrued on such deferred stock.

(9)
Represents the value of deferred stock that was eligible for continued vesting upon retirement as of December 31, 2021 but not yet settled based on the closing price of our class A common stock on December 31, 2021 of $194.17, together with the value of dividend equivalents accrued on such deferred stock as of December 31, 2021. The amount that was previously reported as compensation for Mr. Melhem in the Summary Compensation Table in years prior to 2021 with respect to such deferred stock was $625,848.

Potential Payments Upon Termination or Change in Control
Executive Severance Plan
Our Executive Severance Plan covers all our named executive officers. Under the Executive Severance Plan, a named executive officer involuntarily terminated for reasons not meeting the definition of cause under the Executive Severance Plan will receive a lump sum amount equal to (i) twelve months of premiums the named executive officer would have to pay for COBRA medical coverage, and (ii) one year of base salary, except for Mr. Pagano who as Chief Executive Officer would receive two years of base salary. In connection with the receipt of any severance payments under the Executive Severance Plan, a named executive officer would be required to sign a written agreement that would contain a release of claims against the Company and such other restrictions, such as non-competition, non-solicitation and non-disparagement covenants, as the Compensation Committee determines are appropriate.
If a named executive officer is involuntarily terminated without cause or resigns for good reason (as defined in the Executive Severance Plan) within 24 months following a change in control of the Company, or is involuntarily terminated without cause in the six months prior to such change in control, such named executive officer will receive a lump sum amount equal to (i) 24 months of premiums the named executive officer would have to pay for COBRA medical coverage, and (ii) two times the sum of the named executive officer’s annual base salary and target annual bonus immediately prior to the change in control (less any payments previously received under the Executive Severance Plan).

The following table sets forth the amounts of cash severance that would have been due to each of our named executive officers under the Executive Severance Plan in the event the named executive officer’s employment with the Company terminated as of December 31, 2021.
Name	Resignation or Retirement	Involuntary Termination Without Cause ($)	Involuntary Termination With Cause	Involuntary Termination Without Cause or Resignation for Good Reason Within 24 Months Following a Change in Control ($)	Involuntary Termination Without Cause Within Six Months Preceding a Change in Control ($)
Robert J. Pagano, Jr.	—	1,974,093	—	4,143,186	4,143,186
Shashank Patel	—	486,881	—	1,624,762	1,624,762
Munish Nanda	—	565,109	—	1,819,218	1,819,218
Elie A. Melhem	—	472,109	—	1,424,918	1,424,918
Kenneth R. Lepage	—	431,365	—	1,378,730	1,378,730
In addition, under the Executive Severance Plan, if a participant is involuntarily terminated without cause or resigns for good reason (as defined in the Executive Severance Plan) within 24 months following a change in control of the Company, or is involuntarily terminated without cause in the six months prior to such change in control, such participant would be entitled to full accelerated vesting and, as applicable, exercisability of unvested equity or equity-based awards of the Company that are not subject to performance vesting conditions and, for awards that are subject to performance vesting conditions, accelerated vesting and, as applicable, exercisability at the greater of target or the level that would apply based on actual performance calculated as if the final day of the Company’s last completed fiscal quarter prior to the date of the employment termination were the final day of the applicable performance period. The total number of unvested shares of restricted stock, deferred stock awards, performance stock units and restricted stock units that would vest and the value of such acceleration in the event of such a termination as of December 31, 2021 are the same as those set forth in the table under “Equity Plans” below in the “Change in Control” row.
Equity Plans
Under our 2004 Stock Incentive Plan and the award agreements thereunder, upon the termination of employment of a participant for any reason other than death or disability, all unvested performance stock units and deferred stock awards immediately terminate and unvested shares of restricted stock are automatically forfeited. If the participant’s employment is terminated for cause, all stock options immediately terminate regardless of whether they are vested or unvested. If a participant’s employment is terminated by reason of death or disability, all shares of restricted stock and deferred stock awards immediately vest in full. For performance stock units, if a participant’s employment is terminated due to death or disability during the last twelve months of the performance period, the participant will receive the number of shares actually earned and vested at the end of the performance period as if the participant had not terminated employment. If the participant’s employment is terminated due to death or disability within the first twenty-four months of the performance period, the participant will receive the target number of shares pro-rated based on the portion of the performance period during which the participant was employed.
In addition, the award agreements for our deferred stock awards and performance stock unit awards provide that an employee who retires from the Company after attaining age 55 and 10 years of service and who meets certain other requirements, including non-competition and non-solicitation requirements, will be allowed to continue to vest in his or her deferred stock awards for the duration of the vesting periods and will be entitled to receive a pro rata portion of his or her performance stock units based on the period of service elapsed during the performance period and the actual number of shares earned. Of our named executive officers, only Mr. Melhem is currently eligible for this retirement benefit, as described in more detail in the Nonqualified Deferred Compensation Table above.

Under our Management Stock Purchase Plan, upon the termination of employment of a participant for any reason including death or disability, all vested restricted stock units will be exchanged for shares of class A common stock and the participant will receive a cash payment equal to the lesser of (i) the original purchase price paid for the unvested restricted stock units plus interest, or (ii) an amount equal to the number of unvested restricted stock units multiplied by the fair market value of our class A common stock on the termination date.
Our 2004 Stock Incentive Plan and Management Stock Purchase Plan provide that in connection with a change in control all unvested shares of restricted stock awards, deferred stock awards, performance stock units and restricted stock units will become fully vested. The table below sets forth the number of unvested shares of restricted stock, deferred stock awards, performance stock units and restricted stock units that would vest and the value of such acceleration in the event of certain terminations or a change in control as of December 31, 2021.
Name & Event	Number of Shares of Unvested Restricted Stock and Deferred Stock Awards Accelerated (#)	Value of Unvested Restricted Stock and Deferred Stock Awards Accelerated ($)(1)	Number of Shares Underlying Unvested Performance Stock Units Accelerated (#)	Value of Unvested Performance Stock Units Accelerated ($)(1)	Number of Shares Underlying Unvested Restricted Stock Units Accelerated (#)	Value of Unvested Restricted Stock Units Accelerated ($)(2)
Robert J. Pagano, Jr.
➢ Change in Control:	34,090	6,619,255	105,873(3)	20,557,360	15,595	1,694,750
➢ Termination due to Death or Disability:	34,090	6,619,255	59,972(4)	11,644,763	—	—
➢ Termination due to Retirement:	—	—	—	—	—	—
Shashank Patel
➢ Change in Control:	6,819	1,324,045	20,919(3)	4,061,891	3,322	338,029
➢ Termination due to Death or Disability:	6,819	1,324,045	11,655(4)	2,263,051	—	—
➢ Termination due to Retirement:	—	—	—	—	—	—
Munish Nanda
➢ Change in Control:	15,671	3,042,838	27,941(3)	5,425,353	—	—
➢ Termination due to Death or Disability:	15,671	3,042,838	15,143(4)	2,940,316	—	—
➢ Termination due to Retirement:	—	—	—	—	—	—
Elie A. Melhem
➢ Change in Control:	6,601	1,281,716	20,566(3)	3,993,300	3,436	369,249
➢ Termination due to Death or Disability:	6,601	1,281,716	11,698(4)	2,271,401	—	—
➢ Termination due to Retirement(5):	6,601	1,281,716	11,698	2,271,401	—	—
Kenneth R. Lepage
➢ Change in Control:	6,461	1,254,532	20,085(3)	3,899,953	4,092	444,249
➢ Termination due to Death or Disability:	6,461	1,254,532	11,393(4)	2,212,179	—	—
➢ Termination due to Retirement:	—	—	—	—	—	—

(1)
The value of unvested shares of restricted stock, deferred stock awards and performance stock units was calculated by multiplying the number of shares of unvested restricted stock, deferred stock awards or performance stock units by $194.17, the closing market price of our class A common stock on December 31, 2021.

(2)
The value of unvested restricted stock units was calculated by multiplying the number of shares underlying unvested restricted stock units by $194.17, the closing market price of our class A common stock on December 31, 2021, and then deducting the aggregate purchase price paid for these restricted stock units.

(3)
In the event of a change of control during the performance period, the performance stock unit award agreement provides that the participant would receive a number of shares equal to the greater of (i) the target number of performance stock units granted to the participant, or (ii) the number of performance stock units that would be earned based on the Company’s performance determined as if the Company’s last quarter end prior to the change of control was the last day of the performance period. The value of unvested performance stock units in this column was calculated using 175% of the target number of performance stock units granted to the named executive officer in 2021, 200% of the target number of performance stock units granted to the named executive officer in 2020, and the actual number of shares earned under the performance stock units granted to the named executive officer in 2019.

(4)
In the case of death or disability, in accordance with the performance stock unit award agreement, the number of shares in this column reflects the actual number of shares earned for the performance stock units granted in 2019, and for the performance stock units granted in 2020 and 2021 the number of shares reflects the target number of shares pro-rated based on the portion of the performance period during which the participant was employed.

(5)
As of December 31, 2021, Mr. Melhem was the only named executive officer who had met the eligibility requirements for retirement vesting. In the case of retirement, Mr. Melham would continue to vest in his deferred stock awards for the duration of the vesting periods, and the numbers shown in the table reflect the number of shares that would continue to vest over such periods. In addition, Mr. Melham would remain eligible to earn a pro-rata portion of his performance stock units based on the period of service elapsed during the performance period and the actual number of shares earned based on the Company’s achievement against the performance metrics for the applicable performance period. For Mr. Melham’s performance stock units, the numbers shown reflect the actual number of shares earned for the performance stock units granted in 2019, and for the performance stock units granted in 2020 and 2021, the numbers shown reflect the target number of shares pro-rated based on the portion of the performance period during which would have been employed had he retired as of December 31, 2021.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Robert J. Pagano, Jr., our Chief Executive Officer. For 2021:
•
the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $46,445; and

•
the annual total compensation of our Chief Executive Officer was $7,070,685.

Based on this information, for 2021 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was approximately 152 to 1.
As permitted under the SEC rules, to determine our median employee, we used a definition that was not the equivalent of the total compensation reflected in the Summary Compensation Table and instead chose base pay as our measure since our incentive and equity plans do not have broad participation across our employee population. We calculated annual base pay using a reasonable estimate of hours worked during 2021 for hourly employees and upon base pay earned in 2021 for salaried employees. Using the compiled data, we identified the median employee as of December 31, 2021. For our 2021 pay ratio disclosure, we determined the median employee’s total 2021 compensation using the same criteria as in the Summary Compensation Table.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires certain officers, directors and persons who own more than 10% of our class A common stock to file with the SEC initial reports of ownership and changes in ownership of our stock and provide copies of such forms to us. Based on a review of the copies of such forms provided to us and written representations furnished to us, we believe that during the year ended December 31, 2021, all transactions required by Section 16(a) to be reported by these persons were filed on a timely basis, except that, due to administrative error, a Form 4 reporting the conversion of 20,000 shares of class B common stock indirectly held by Timothy P. Horne into class A common stock was filed late. The shares were held in a trust for the benefit of Tara V. Horne, Mr. Horne’s daughter, of which trust Mr. Horne served as co-trustee. The reported transaction occurred on November 8, 2021, and the Form 4 was filed on November 12, 2021.

PROPOSAL 2 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Maintaining good corporate governance is one of our highest priorities, and as part of that commitment we welcome input from our stockholders on our corporate governance and executive compensation practices. One of the methods we use to receive input from our stockholders is, in accordance with Section 14A of the Exchange Act, we ask our stockholders to vote annually to approve a nonbinding, advisory resolution on the compensation of our named executive officers as disclosed in this proxy statement.
We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We encourage you, before voting, to read the Compensation Discussion and Analysis section of this proxy statement and to review all compensation information in light of the information the Compensation Discussion and Analysis section provides about our alignment of pay with performance and our compensation philosophy. We believe our compensation programs reflect a strong pay for performance philosophy and have been effective at incenting the achievement of financial performance goals and the creation of stockholder value. Examples of practices and policies that we have implemented to ensure effective governance of our compensation plans include:
•
Our incentive programs are linked to key financial and non-financial performance metrics, which we believe will help drive long-term stockholder value.

•
Our executives are subject to robust stock ownership guidelines.

•
Our executives are subject to a compensation recovery policy, or “claw back” policy, under which they may be required to repay unearned compensation in the event of a financial restatement due to fraud or misconduct.

•
The Compensation Committee has the authority to hire independent counsel and other advisors and consults regularly with an independent external compensation consultant.

•
The Compensation Committee annually conducts a review and assessment of risk as it relates to our compensation policies and practices.

•
Our Insider Trading Procedures prohibit hedging and short sale transactions, and no employee, officer or director may pledge Company securities as collateral.

•
None of our executive officers has an employment agreement with us.

•
We do not provide excise tax gross-ups under any of our change in control severance arrangements.

The vote on this resolution is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. However, we value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers, the Compensation Committee will evaluate whether any actions are necessary or advisable to address the concerns of our stockholders. Our Board of Directors has adopted a policy of providing for annual advisory votes from stockholders on executive compensation. Unless our Board of Directors modifies its policy on the frequency of future stockholder votes on executive compensation, the next such advisory vote will be held at the 2023 annual meeting of stockholders.
We believe our compensation program and policies described in this proxy statement are aligned with stockholder interests and are worthy of stockholder support. Accordingly, we ask our stockholders to approve the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Our Board of Directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal 2.
PROPOSAL 3 APPROVAL OF THE WATTS WATER TECHNOLOGIES, INC. THIRD AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
In 2013, we adopted the Second Amended and Restated 2004 Stock Incentive Plan to encourage and enable the non-employee directors, officers, employees and other key persons (including consultants and prospective employees) of the Company and its subsidiaries to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The primary purpose of the third amendment and restatement is to allow the Company to continue to use the 2004 Stock Incentive Plan beyond February 2023 when, pursuant to its present terms, the plan will otherwise expire. Upon the approval of the Third Amended and Restated 2004 Stock Incentive Plan, the “Expiration Date” of the plan will be February 7, 2032, the tenth anniversary of the approval of the Third Amended and Restated 2004 Stock Incentive Plan by our Board of Directors.
In addition to extending the Expiration Date, the amendments to the 2004 Stock Incentive Plan reflected in the Third Amended and Restated 2004 Stock Incentive Plan would effect the following material changes:
•
remove certain provisions of the 2004 Stock Incentive Plan that were otherwise required for future awards to qualify as performance-based compensation under an exception to Section 162(m) of the Code prior to its repeal;

•
remove the requirement that restricted stock and deferred stock Awards (as defined below) with time-based vesting have a minimum vesting period of three years;

•
provide that payments of dividend equivalent rights associated with another Award will not be made until the other Award becomes vested; and

•
remove the requirement for stockholder approval of material changes to the method of determining fair market value under the plan.

As of February 1, 2022, the 2004 Stock Incentive Plan had 1,038,783 shares (plus any shares returned due to forfeitures or withheld to satisfy tax withholding obligations) available for future Awards. We believe this is a sufficient number of shares for at least three additional years of Awards assuming we continue to grant Awards consistent with our historical usage and current practices, and noting that future circumstances may require us to make changes to our current practices. Accordingly, we are not seeking an increase in the number of shares authorized for issuance under the Third Amended and Restated 2004 Stock Incentive Plan.
Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the Third Amended and Restated 2004 Stock Incentive Plan because they may in the future receive awards under it. Nevertheless, our Board believes that it is important to provide incentives and rewards to attract, motivate, and retain high quality talent by implementing the Third Amended and Restated 2004 Stock Incentive Plan. If the Third Amended and Restated 2004 Stock Incentive Plan is not approved, our ability to grant Awards will be limited, and we will be limited in our ability to use equity compensation as a tool for aligning our Board’s and employees’ interests with those of Watts Water and our stockholders.
Significant Historical Award Information
Historically, we have granted predominantly stock options, restricted stock awards, stock awards, deferred stock awards and performance stock unit awards under the 2004 Stock Incentive Plan. The table below presents information about the shares of our class A common stock that were subject to the various outstanding equity awards as of February 1, 2022.

Number of shares underlying outstanding stock options:	3,756
Weighted-average exercise price of stock options:	$52.92
Weighted-average remaining term (years) of stock options:	1.76
Number of unvested restricted stock award shares:	6,657
Number of shares underlying deferred stock awards:	129,072
Number of target shares underlying performance stock unit awards:	177,029
Shares underlying Awards granted under the 2004 Stock Incentive Plan that are forfeited, cancelled, reacquired by the Company prior to vesting, satisfied without the issuance of shares or otherwise terminated, and shares used to satisfy tax withholdings with respect to an Award, will become available again for grant under the 2004 Stock Incentive Plan. These shares would also be added back to the shares available for grant under the Third Amended and Restated 2004 Stock Incentive Plan.
The following table shows how we have used equity compensation under the 2004 Stock Incentive Plan for the last three years:
Key Equity Metrics	2021	2020	2019
Percentage of equity awards granted to named executive officers(1)	43%	47%	45%
Equity burn rate(2)	0.4%	0.5%	0.5%
Dilution(3)	4.0%	4.2%	4.4%
Overhang(4)	0.9%	1.0%	1.0%

(1)
Percentage of equity awards granted to our named executive officers is calculated by dividing the number of shares subject to equity awards that were granted to the named executive officers during the fiscal year by the total shares subject to equity awards that were granted during the fiscal year.

(2)
Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the fiscal year.

(3)
Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(4)
Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to receive equity awards. As of February 1, 2022, approximately 130 employees and nine non-employee directors were eligible to receive awards under the 2004 Stock Incentive Plan. If approved, approximately the same number of employees and non-employee directors would be eligible for grants under the Third Amended and Restated 2004 Stock Incentive Plan. As of February 1, 2022, 117 employees and nine non-employee directors held awards granted under the 2004 Stock Incentive Plan.
Summary of the Third Amended and Restated 2004 Stock Incentive Plan
A summary of the principal provisions of the Third Amended and Restated 2004 Stock Incentive Plan is set forth below. The summary is qualified by reference to the full text of the Third Amended and Restated 2004 Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement.
The Third Amended and Restated 2004 Stock Incentive Plan was approved by our Board on February 7, 2022, subject to approval by our stockholders. The Third Amended and Restated 2004 Stock Incentive Plan provides for the grant of options (both nonqualified and incentive stock options), SARs, restricted stock, performance awards, dividend equivalents, unrestricted stock awards and deferred stock (collectively, “Awards”).

Shares Subject to the Third Amended and Restated 2004 Stock Incentive Plan
Under the Third Amended and Restated 2004 Stock Incentive Plan, the aggregate number of shares of our class A common stock that may be issued or transferred pursuant to Awards is 4,500,000, which is the same number of shares that may be issued or transferred under the 2004 Stock Incentive Plan.
The Third Amended and Restated 2004 Stock Incentive Plan provides that no non-employee director may be granted an Award of more than 100,000 shares of our class A common stock in any calendar year. The shares of our class A common stock available under the Third Amended and Restated 2004 Stock Incentive Plan may be either previously authorized and unissued shares or treasury shares. The Third Amended and Restated 2004 Stock Incentive Plan provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding Awards thereunder in the event of a corporate event or transaction, including any stock dividend, stock split, reorganization, recapitalization, reclassification, merger, consolidation or other similar change in the Company’s capital stock or sale of all or substantially all of the assets of the Company.
If any shares subject to an Award under the Third Amended and Restated 2004 Stock Incentive Plan are forfeited, canceled, held back upon exercise of an option or settlement of an Award to cover the tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of shares of our class A common stock or otherwise terminated, then such shares shall be available again for grant under the plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards or an entity acquired by the Company or any of its subsidiaries will not be counted against the shares available for grant under the Third Amended and Restated 2004 Stock Incentive Plan. Shares tendered or withheld to satisfy the exercise price of an option granted under the Third Amended and Restated 2004 Stock Incentive Plan will not again be available for grant under the plan.
On March 17, 2022, the closing price of a share of our class A common stock on the NYSE was $147.35.
Administration
The Third Amended and Restated 2004 Stock Incentive Plan is administered by either our Board or a committee of not less than two non-employee directors (the “Administrator”).
The Administrator is authorized to determine the individuals who will receive Awards (the “participants”), the terms and conditions of such Awards, the types of Awards to be granted and the number of shares to be subject to each Award; approve written award agreements; accelerate the vesting or exercisability of all or a portion of any Award; and extend the period during which an option may be exercised. The Administrator is also authorized to adopt, alter and repeal rules relating to the administration of the Third Amended and Restated 2004 Stock Incentive Plan. The Administrator may delegate to the Company’s Chief Executive Officer all or part of its authority to grant Awards at fair market value to participants other than senior executive officers subject to Section 16 of the Exchange Act.
Amendment and Termination
The Board may amend or discontinue the Third Amended and Restated 2004 Stock Incentive Plan at any time, and the Administrator may amend or cancel any outstanding Award for the purpose of satisfying changes in law, but no action by the Administrator can adversely affect the rights of an outstanding Award without the holder’s consent. Any material plan amendments, including amendments that (i) increase the number of shares available under the plan, (ii) reduce the price per share of any outstanding stock option or stock appreciation right granted under the Third Amended and Restated 2004 Stock Incentive Plan, or (iii) cancel any stock option or stock appreciation right in exchange for cash or another Award, are subject to stockholder approval. In no event may the Administrator exercise discretion to reduce the exercise price of outstanding options or the base price of stock appreciation rights or effect repricing of such Awards through cancellations and regrants.

The Third Amended and Restated 2004 Stock Incentive Plan will expire and no further Awards may be granted after February 7, 2032, the tenth anniversary of its approval by our Board of Directors.
Eligibility
Awards under the Third Amended and Restated 2004 Stock Incentive Plan may be granted to individuals who are our employees, officers, non-employee directors and other key persons (including consultants and prospective employees). However, options which are intended to qualify as incentive stock options may only be granted to employees.
Awards
The following will briefly describe the principal features of the various Awards that may be granted under the Third Amended and Restated 2004 Stock Incentive Plan.
Stock Options—Stock options provide for the right to purchase our class A common stock at a specified price, and usually will become exercisable in the discretion of the Administrator in one or more installments after the grant date. The option exercise price may be paid in:
•
cash,

•
check,

•
shares of our class A common stock (including shares issuable pursuant to the exercise of an Award or shares of which have been held by the participant for such period required by the Administrator),

•
broker assisted cashless exercise, or

•
such other instrument acceptable to the Administrator.

Stock options may take two forms, non-statutory options (“NSOs”) and incentive stock options (“ISOs”). NSOs may be granted for any term specified by the Administrator, but shall not exceed ten years. ISOs will be designed to comply with the provision of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions, ISOs must:
•
have an exercise price not less than the fair market value of our class A common stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (“10% stockholders”), then such exercise price may not be less than 110% of the fair market value of our class A common stock on the date of grant,

•
be granted only to our employees,

•
expire within a specified time following the option holder’s termination of employment,

•
be exercised within ten years after the date of grant, or with respect to 10% stockholders, no more than five years after the date of grant, and

•
not be exercisable for the first time by any participant during any calendar year for shares of our class A common stock with an aggregate fair market value in excess of $100,000, determined based on the exercise price.

No ISO may be granted under the Third Amended and Restated 2004 Stock Incentive Plan after February 7, 2032.
Restricted Stock—A restricted stock award is the grant of shares of our class A common stock at a price determined by the Administrator (which price shall be no less than the par value of such shares) that is nontransferable and unless otherwise determined by the Administrator at the time of award, may be repurchased by the Company upon termination of a participant’s employment or service during a restricted period. Participants will have all rights as a stockholder, including the right to vote the shares of restricted stock, unless otherwise provided in the Award agreement. Restricted stock granted to participants will vest according to the terms of each individual Award agreement, as determined by the Administrator. In the event that restricted stock has performance-based vesting, the restricted period will not be less than one year.
Stock Appreciation Rights (“SARs”)—SARs provide for the payment to the holder based upon increases in the price of our class A common stock over a set base price. SARs may be granted in connection with stock options or other Awards or separately. The term and conditions of each SAR, including the period during which a vested SAR may be exercised, is set by the Administrator; provided that (i) SARs granted in tandem with options will be exercisable at such time and to the extent that the related options are exercisable, (ii) upon the exercise of a SAR, the applicable portion of any related option must be surrendered and (iii) SARs are only exercisable by the holder or his or her legal representative during the holder’s lifetime. All SARs granted will count against the number of shares that may be issued or transferred under the Third Amended and Restated 2004 Stock Incentive Plan.
Dividend Equivalents—Dividend equivalents represent the value of the dividends per share of our class A common stock that we pay, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award) held by the participant. These may be paid currently or may be deemed to be reinvested in additional shares of our class A common stock, which may thereafter accrue additional equivalents. Dividend equivalents may be settled in cash or shares or a combination thereof. In addition, dividend equivalents granted with respect to other Awards (including performance vesting awards) will be held in escrow and will only be paid to the grantee upon and to the extent that the vesting conditions of the other Awards (including any performance conditions) are subsequently satisfied and the Award vests.
Unrestricted Stock Awards—The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an unrestricted stock award to any participant, pursuant to which such participant will receive shares of our class A common stock free of any restrictions.
Deferred Stock—Deferred stock is an award of phantom stock units to a participant, typically without the payment of consideration and subject to vesting conditions, including satisfaction of performance criteria. Like restricted stock, deferred stock may not be sold, or otherwise transferred, until the vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested. Recipients of deferred stock also will have no voting or dividend rights prior to the time when the vesting conditions are met and the underlying shares of class A common stock are delivered.
Performance Awards—Any Award granted to a covered employee (within the meaning of Section 162(m) of the Code) on or prior to November 2, 2017 that was intended to meet the requirements of “qualified performance-based compensation” under Section 162(m) prior to its amendment by the Tax Cuts and Jobs Act, will be administered and paid as provided in Section 10 of the Third Amended and Restated 2004 Stock Incentive Plan.
Sale Event
In connection with a sale event, all options and SARs that are not exercisable immediately prior to the sale event will become fully exercisable and all other Awards will become fully vested and nonforfeitable as of the effective time of such event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the occurrence of a sale event, the Third Amended and Restated 2004 Stock Incentive Plan and all outstanding Awards will terminate, unless provision is made in connection with such sale event for the assumption or continuation of Awards with new awards of the successor entity.
Adjustments upon Certain Events
In the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in our capital stock, the outstanding shares of class A common stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of Watts, or additional shares or new or different shares or other securities of Watts or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of Watts, the outstanding shares of class A common stock are converted into or exchanged for a different number or kind of securities of Watts or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Third Amended and Restated 2004 Stock Incentive Plan, including the maximum number of shares that may be issued in the form of unrestricted stock awards, restricted stock awards or deferred stock awards, (ii) the number of options or SARs that can be granted to any one individual grantee and the maximum number of shares that may be granted under a performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Third Amended and Restated 2004 Stock Incentive Plan, (iv) the repurchase price per share subject to each outstanding restricted stock award, and (v) the price for each share subject to any then outstanding options and SARs under the Third Amended and Restated 2004 Stock Incentive Plan, without changing the aggregate exercise price as to which such options and SARs remain exercisable.
Awards Not Transferable
Generally, the Awards may not be sold, pledged, assigned or otherwise transferred other than by will or by the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, as defined in the Code. The Administrator may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family, charitable institutions or trusts for the benefit of family members.
Prohibition on Repricing
The Third Amended and Restated 2004 Stock Incentive Plan prohibits the Administrator from reducing the exercise price of outstanding options or repricing options and SARs, including a repricing accomplished through the cancellation of an option or SAR in exchange for cash or another award when the exercise price of the option or the base measurement price of the SAR exceeds the current fair market value of the class A common stock subject to such option or SAR.
Miscellaneous
As a condition to the issuance or delivery of shares of class A common stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, we have the authority to require participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to approval by the Administrator.
U.S. Federal Income Tax Consequences
The tax consequences of the Third Amended and Restated 2004 Stock Incentive Plan under current U.S. federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the Third Amended and Restated 2004 Stock Incentive Plan for U.S. taxpayers, and is intended for general information only. State, local or foreign taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.
Nonqualified Stock Options.   For U.S. federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the Third Amended and Restated 2004 Stock Incentive Plan. The optionee will recognize ordinary income, and we will be entitled to a deduction, upon the exercise of a non-qualified stock option. The amount of income recognized (and the amount generally deductible by us) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash, shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss will generally be taxable as capital gain or loss.
Incentive Stock Options.   An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income. If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. We generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.
Stock Appreciation Rights.   No taxable income is generally recognized upon the receipt of an SAR. Upon exercise of an SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.
Restricted Stock.   A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares on the date such restrictions lapse over the purchase price thereof. If an election is made under Section 83(b) of the Code, then the participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares on that date over the purchase price therefor and we will be entitled to a deduction for the same amount.
Deferred Stock.   A participant will generally not recognize taxable income upon the grant of deferred stock. However, when the shares are delivered to the participant, the value of such shares at that time will be taxable to the participant as ordinary income. Generally, we will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.
Unrestricted Stock Award.   A participant will recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the Third Amended and Restated 2004 Stock Incentive Plan and generally we will be entitled to a corresponding deduction.
Performance Awards.   A participant who has been granted a performance award (either performance unit or stock) generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.
Code Section 409A.   Certain Awards under the Third Amended and Restated 2004 Stock Incentive Plan, depending in part on particular Award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of Code Section 409A. If the terms of such Awards do not meet the requirements of Code Section 409A, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

Plan Benefits
The number of Awards that an individual participant may receive under the Third Amended and Restated 2004 Stock Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following shows the number of awards that were granted under the 2004 Stock Incentive Plan from its original effective date of May 5, 2004 to February 1, 2022 to the current named executive officers and the other groups of individuals named below.
PLAN BENEFITS
Name and Position	Number of Shares of Restricted Stock	Number of Shares Underlying Stock Options	Number of Shares of Stock or Deferred Stock Awards	Number of Target Performance Stock Awards
Named Executive Officers
Robert J. Pagano, Jr., Chief Executive Officer, President & Chairperson of the Board	138,350	—	54,690	173,513
Shashank Patel, Chief Financial Officer	14,667	—	10,818	12,731
Munish Nanda, President, Americas & Europe	46,335	—	14,379	37,323
Elie Melhem, President, APMEA	43,498	45,417	10,620	34,627
Kenneth R. Lepage, General Counsel, Chief Sustainability Officer & Secretary	56,216	104,677	10,374	33,484
Current Executive Officers as a Group (6 persons)	299,086	150,094	103,726	291,678
Current Non-Executive Director Group (9 persons)	—	—	87,904	—
Director Nominees
Christopher L. Conway	—	—	10,024	—
Michael J. Dubose	—	—	1,319	—
David A. Dunbar	—	—	6,874	—
Louise K. Goeser	—	—	5,262	—
W. Craig Kissel	—	—	17,083	—
Joseph T. Noonan	—	—	13,418	—
Merilee Raines	—	—	18,288	—
Joseph W. Reitmeier	—	—	8,762	—
Each associate of any such directors, executive officers or nominees	—	—	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—	—	—
Non-Executive Officer Employee Group	269,993	249,290	125,756	211,774

Equity Compensation Plan
The following table provides certain information as of December 31, 2021 about our class A common stock that may be issued under our existing equity compensation plans:
Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	398,190(1)	$52.92 (2)	1,758,892(3)
Equity compensation plans not approved by security holders	—	—	—
Total	398,190	$52.92	1,758,892

(1)
Represents 3,756 outstanding options, 178,250 performance stock awards and 131,582 deferred stock awards under the 2004 Stock Incentive Plan, and 84,602 outstanding restricted stock units under the Management Stock Purchase Plan.

(2)
Represents the weighted-average exercise price of the 3,756 outstanding options.

(3)
Includes 1,038,783 shares available for future issuance under the 2004 Stock Incentive Plan, and 720,109 shares available for future issuance under the Management Stock Purchase Plan.

Board Recommendation and Vote Required for Approval:
Approval of the Watts Water Technologies, Inc. Third Amended and Restated 2004 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast.
The Board of Directors recommends a vote “FOR” the approval of the Watts Water Technologies, Inc. Third Amended and Restated 2004 Stock Incentive Plan.
AUDIT COMMITTEE REPORT
The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee. The Audit Committee, among other matters, is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function. The Audit Committee’s oversight role includes the appointment and evaluation of the Company’s independent registered public accounting firm, oversight of the Company’s systems of internal control over financial reporting, a review of management’s assessment and management of risk, a review of the annual independent audit of the Company’s consolidated financial statements and internal control over financial reporting, review of the Company’s Code of Business Conduct, the establishment of “whistle-blowing” procedures, and oversight of other compliance matters.
The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2021 with management. The Audit Committee also reviewed and discussed the audited consolidated financial statements, the audit of internal control over financial reporting and the matters required to be discussed with KPMG LLP, the Company’s independent registered public accounting firm, by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee received from KPMG the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with KPMG the matters disclosed in this letter and their independence. The Audit Committee also considered whether KPMG’s provision of other, non-audit related services to the Company was compatible with maintaining their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
The Audit Committee:
Merilee Raines, Chairperson
David A. Dunbar
Joseph W. Reitmeier
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Although Delaware law does not require that the appointment by the Audit Committee of our independent registered public accounting firm be approved each year by the stockholders, the members of the Audit Committee and the other members of the Board believe it is appropriate to submit the appointment of the independent registered public accounting firm to the stockholders for their ratification. The Audit Committee appointed KPMG LLP as our independent registered public accounting firm for 2022, and the Audit Committee and Board recommend that the stockholders ratify such appointment. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its appointment.
We expect that representatives of KPMG will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.
During 2020 and 2021, KPMG provided various audit, audit-related and tax services to us. The Audit Committee has adopted policies and procedures that require the Audit Committee to pre-approve all audit and non-audit services performed by KPMG in order to ensure that the provision of such services does not impair KPMG’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period, and the Audit Committee sets specific limits on the amount of each such service we obtain from KPMG.
The aggregate fees billed for professional services by KPMG in 2020 and 2021 for audit, audit-related, tax and non-audit services were:
Type of Fees	2020	2021
Audit Fees:	$2,832,919	$2,977,627
Audit-Related Fees:	$18,770	$7,562
Tax Fees:	$61,075	$13,930
All Other Fees:	—	—
Total:	$2,912,764	$2,999,119
Audit fees primarily include fees we paid KPMG for professional services for the audit of our annual financial statements included in our annual report on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements, such as consents. Audit fees for 2020 and 2021 also include the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees were for preparation of statutory financial statements and statutory financial statement tagging. Tax fees include fees for review or preparation of tax returns and advice on indirect taxes.
The Audit Committee and the Board of Directors recommend that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of such materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you if you write or call us at the following address or telephone number: Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845, Attention: Corporate Secretary, (978) 688-1811, or you can request a copy of any such document by visiting https://materials.proxyvote.com/942749. If you want to receive separate copies of the annual report, proxy statement and notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.
STOCKHOLDER PROPOSALS
In order for any stockholder proposal to be included in the proxy statement for our 2023 Annual Meeting pursuant to Exchange Act Rule 14a-8, such proposal must be received at our principal executive offices, 815 Chestnut Street, North Andover, MA 01845, Attention: Corporate Secretary, not later than November 28, 2022 and must satisfy certain rules of the SEC.
Nominations and proposals of stockholders may also be submitted to us for consideration at the 2023 Annual Meeting if certain conditions set forth in our by-laws are satisfied, but will not be included in the proxy materials unless the conditions set forth in Exchange Act Rule 14a-8 are satisfied. Such nominations (or other stockholder proposals) must be delivered to or mailed and received by us not more than 120 days nor less than 75 days prior to the anniversary date of the 2022 Annual Meeting, which dates will be January 11, 2023 and February 25, 2023, respectively. Stockholder proposals received by us outside of these dates will be considered untimely received for consideration at such Annual Meeting. If the date of the 2023 Annual Meeting is subsequently moved to a date more than seven days (in the case of director nominations) or ten days (in the case of other stockholder proposals) prior to the anniversary date of the 2022 Annual Meeting, we will publicly disclose such change, and nominations or other proposals to be considered at the 2023 Annual Meeting must be received by us not later than the 20th day after such disclosure (or, if disclosed more than 75 days prior to such anniversary date, the later of 20 days following such disclosure or 75 days before the date of the 2023 Annual Meeting, as rescheduled). If the date described in the preceding sentence is not a business day, nominations or other proposals may be received on the next succeeding business day. To submit a nomination or other proposal, a stockholder should send the nominee’s name or proposal and appropriate supporting information required by our by-laws to the attention of our Corporate Secretary at the address provided above. To be considered, all nominations or proposals must comply with the requirements of our by-laws, a copy of which may be obtained without charge by sending a request to our Corporate Secretary at our principal executive offices.
In addition to satisfying the foregoing requirements under our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2023 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2023.

Appendix A
WATTS WATER TECHNOLOGIES, INC. THIRD AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
SECTION 1.   GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Watts Water Technologies, Inc. 2004 Stock Incentive Plan, as may be further amended and restated from time to time (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Watts Water Technologies, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” is defined in Section 2(a).
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Committee” means the Committee of the Board referred to in Section 2.
“Deferred Stock Award” means Awards granted pursuant to Section 8.
“Dividend Equivalent Right” means Awards granted pursuant to Section 11.
“Effective Date” means the date on which this Third Amended and Restated 2004 Stock Plan is approved by stockholders as set forth in Section 17.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ National System or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
“409A Award ” is an Award that constitutes a deferral of compensation as provided in Treasury Regulation Section 1.409A-1(b)(1), including, but not limited to, (a) any Nonqualified Stock Option or Stock Appreciation Right that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award; or (b) any other Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below), or (ii) permits or requires the grantee to elect one or more dates on which the Award will be settled.

“Grant Instrument ” has the meaning set forth in Section 2(b)(v).
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Restricted Stock Award” means Awards granted pursuant to Section 7.
“Short-Term Deferral Period ” means, subject to any applicable Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, the period ending on the later of (i) the date that is two and one-half months from the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a Substantial Risk of Forfeiture, or (ii) the date that is two and one-half months from the end of the grantee’s taxable year in which the applicable portion of the Award is no longer subject to a Substantial Risk of Forfeiture.
“Specified Employee ” has the meaning set forth in Treasury Regulation Section 1.409A-1(i).
“Stock” means the Class A Common Stock, par value $.10 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means any Award granted pursuant to Section 6.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.
“Substantial Risk of Forfeiture,” shall have the meaning set forth in any applicable Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance.
“Unrestricted Stock Award” means any Award granted pursuant to Section 9.
SECTION 2.   ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)   Committee.   The Plan shall be administered by either the Board or a committee of not less than two Non-Employee Directors (in either case, the “Administrator”).
(b)   Powers of Administrator.   The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)   to select the individuals to whom Awards may from time to time be granted;
(ii)   to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)   to determine the number of shares of Stock to be covered by any Award;
(iv)   to determine and modify from time to time the terms and conditions, including restrictions, of any Award, not inconsistent with the terms of the Plan or the requirements of Section 409A of the Code, which modified terms and conditions may differ among individual Awards and grantees, provided, however, that no such modification can reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect a repricing through cancellation and re-grants of such Awards;

(v)   to approve the form of written instruments evidencing the Awards (each a “Grant Instrument”);
(vi)   to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vii)   subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;
(viii)   to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and
(ix)   at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award or Grant Instrument; to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)   Delegation of Authority to Grant Awards.   The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)   Indemnification.   Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
SECTION 3.   STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)   Stock Issuable.   The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,500,000 shares, subject to adjustment as provided in Section 3(b). For purposes of these limitations, the shares of Stock underlying any Awards which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Stock with respect to one or more Awards that may be granted to a Non-Employee Director during any one calendar year is 100,000. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.
(b)   Changes in Stock.   Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.
(c)   Mergers and Other Transactions.   In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the Successor Entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.
Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale

Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; provided, however, that if the amount to which a grantee would be entitled upon the exercise of such Options and Stock Appreciation Rights at the time of the Sale Event is equal to or less than zero, then such Options and Stock Appreciation Rights may be terminated without payment.
(d)   Substitute Awards.   The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).
SECTION 4.   ELIGIBILITY
Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.
SECTION 5.   STOCK OPTIONS
Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
(a)   Stock Options.   Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(i)   Exercise Price.   The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
(ii)   Option Term.   The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.
(iii)   Exercisability; Rights of a Stockholder.   Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(iv)   Method of Exercise.   Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Grant Instrument :
(A)   In cash, by certified or bank check or other instrument acceptable to the Administrator;
(B)   Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for such length of time as required under applicable accounting rules not to result in any accounting consequences to the Company and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(C)   By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or
(D)   Through the delivery (or attestation to the ownership) of shares of Stock issuable to the optionee upon the exercise of an Award, with a Fair Market Value on the exercise date equal to the aggregate exercise price of the shares of Stock with respect to which such Award is exercised.
Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Grant Instrument or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.
(v)   Annual Limit on Incentive Stock Options.   To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
(b)   Non-transferability of Options.   No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Grant Instrument regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.
SECTION 6.   STOCK APPRECIATION RIGHTS
(a)   Nature of Stock Appreciation Rights.   A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant, multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.
(b)   Grant and Exercise of Stock Appreciation Rights.   Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.
A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.
(c)   Terms and Conditions of Stock Appreciation Rights.   Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:
(i)   Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.
(ii)   Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.
(iii)   All Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.
SECTION 7.   RESTRICTED STOCK AWARDS
(a)   Nature of Restricted Stock Awards.   A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Grant Instrument. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)   Rights as a Stockholder.   Upon execution of a Grant Instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Grant Instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.
(c)   Restrictions.   Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Grant Instrument. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee’s legal representative.

(d)   Vesting of Restricted Stock.   The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance based goal, the restriction period with respect to such shares shall not be less than one year. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Grant Instrument or, subject to Section 14 below, in writing after the Grant Instrument is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 7(c) above.
SECTION 8.   DEFERRED STOCK AWARDS
(a)   Nature of Deferred Stock Awards.   A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Grant Instrument. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.
(b)   Election to Receive Deferred Stock Awards in Lieu of Compensation.   The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.
(c)   Rights as a Stockholder.   During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.
(d)   Restrictions.   A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.
(e)   Termination.   Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Grant Instrument is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 9.   UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock.   The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10.   PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES
Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award or Deferred Stock Award granted to a “covered employee” (within the meaning of Section 162(m) of the

Code) on or prior to November 2, 2017 is intended to be “qualified performance based compensation” within the meaning of Section 162(m) of the Code prior to its amendment by the Tax Cuts and Jobs Act (a “Performance-based Award”), then such Award shall be administered and paid as provided in Section 10 of the Second Amended and Restated 2004 Stock Incentive Plan.
SECTION 11.   DIVIDEND EQUIVALENT RIGHTS
(a)   Dividend Equivalent Rights.   A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Grant Instrument . Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. Notwithstanding any of the foregoing, Dividend Equivalent Rights granted with respect to another Award (including performance vesting Awards) shall be held in escrow and will only be paid to the grantee upon and to the extent that the vesting conditions of the other Awards (including any performance conditions) are subsequently satisfied and the Award vests.
(b)   Interest Equivalents.   Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
(c)   Termination.   Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Grant Instrument is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 12.   TAX WITHHOLDING
(a)   Payment by Grantee.   Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.
(b)   Payment in Stock.   Subject to approval by the Administrator, a grantee may elect to have up to the maximum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. Notwithstanding the preceding provisions of this Section 12, in the case of Restricted Stock Awards the Company shall have the right to satisfy the minimum required tax withholding obligation by withholding from shares of Stock no longer subject to repurchase or forfeiture a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.
SECTION 12A.   DEFERRED COMPENSATION.
(a)   Anything in the Plan to the contrary notwithstanding, the following rules shall apply to 409A Awards and shall constitute further restrictions on terms of Awards set forth elsewhere in the Plan:
(i)   The Administrator may permit a grantee to elect to defer an Award or to defer any payment under an Award (each, an “Election ”), only if such Election is in writing and specifies the amount of the distribution in settlement of the Award being deferred, as well as the time and form of the distribution as permitted by the Plan.
(ii)   All Elections shall be made by the end of the grantee’s taxable year prior to the year in which services commence for which an Award may be granted to such grantee; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A of the Code, and is based on services performed over a period of at least twelve (12) months, the Election may be made no later than six (6) months prior to the end of such period.
(iii)   Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with Section 12A(a)(ii) of the Plan.
(b)   Any 409A Award which permits a subsequent Election to delay the distribution or change the form of a distribution in settlement of such Award shall comply with the following requirements:
(i)   No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;
(ii)   Each subsequent Election related to a distribution in settlement of an Award not described in Section 12A(c)(ii), (c)(iii), or (c)(vi) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and
(iii)   No subsequent Election related to a distribution pursuant to Section 12A(c)(iv) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.
(c)   No distribution in settlement of a 409A Award may commence earlier than:
(i)   Separation from service (as determined pursuant to Treasury Regulations or other applicable guidance);
(ii)   The date the grantee becomes Disabled (as defined below in Section 12A(f));
(iii)   Death;
(iv)   A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Administrator upon the grant of an Award and set forth in the Grant Instrument, or (ii) specified by the grantee in an Election complying with the requirements of Section 12A(a) and/or 12A(b), as applicable;
(v)   To the extent provided by Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or
(vi)   The occurrence of an Unforeseeable Emergency (as defined below in Section 12A(e)).

(d)   Notwithstanding anything else herein to the contrary, to the extent that a grantee is a “Specified Employee, ” no distribution pursuant to Section 12A(c)(i) in settlement of a 409A Award may be made before the date which is six (6) months after such grantee’s date of separation from service, or, if earlier, the date of the grantee’s death. In the event any distribution is delayed pursuant to the immediately previous sentence, the 409A Award will be paid at the beginning of the seventh month following the grantee’s termination, or, in the event of the grantee’s death during such six-month period, payment will be made to the grantee’s beneficiary as soon as administratively possible following receipt by the Administrator of satisfactory notice and confirmation of the grantee’s death.
(e)   If a grantee establishes the occurrence of an Unforeseeable Emergency (as defined in Section 409A of the Code) to the satisfaction of the Administrator, the Administrator shall have the authority to provide for distribution in settlement of all or a portion of such Award. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Administrator’s determination that an Unforeseeable Emergency has occurred. The occurrence of an Unforeseeable Emergency shall be judged and determined by the Administrator. The Administrator’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(f)   The Administrator shall have the authority to provide in the Grant Instrument evidencing any Award subject to Section 409A of the Code for distribution in settlement of such Award in the event that the grantee becomes Disabled. A grantee shall be considered “Disabled” if either:
(i)   The grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or
(ii)   The grantee is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the grantee’s employer.
All distributions payable by reason of a grantee becoming Disabled shall be paid in a lump sum or in periodic installments as established by the grantee’s Election, commencing as soon as practicable following the date the grantee becomes Disabled. If the grantee has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the grantee becomes Disabled.
(g)   If a grantee dies before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the grantee’s Election as soon as administratively possible following receipt by the Administrator of satisfactory notice and confirmation of the grantee’s death. If the grantee has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the grantee’s death.
(h)   Notwithstanding anything to the contrary herein, the Administrator shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Treasury Regulation Section 1.409A-3(j).
(i)   The Administrator shall not amend or terminate and no amendment or termination of the Plan or a Grant Instrument pursuant to Section 14 of the Plan shall be effective with respect to 409A Awards except insofar as it complies with the requirements of Section 409A of the Code.

(j)   Any substitution of a new stock right, as defined in Treasury Regulation Section 1.409A-1(l), or assumption of an outstanding stock right pursuant to any changes in stock described in Section 3(b) of the Plan or pursuant to any merger and other transaction described in Section 3(d) of the Plan and any adjustment of a stock right to reflect a stock split or a stock dividend shall comply with the requirements of Treasury Regulation Sections 1.409A-1(b)(5)(v)(D) and (H), as applicable.
(k)   In the case of any Award providing for a distribution upon the lapse of a Substantial Risk of Forfeiture, if the timing of such distribution is not otherwise specified in the Plan or the Grant Instrument, the distribution shall be made on or after January 1 and on or before March 15 of the year following the year in which the risk of forfeiture lapsed.
SECTION 13.   TRANSFER, LEAVE OF ABSENCE, ETC.
For purposes of the Plan, the following events shall not be deemed a termination of employment:
(a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 14.   AMENDMENTS AND TERMINATION
Subject to Section 12A(i) of the Plan, the Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Options or the base measurement price of a Stock Appreciation Right or effect a similar repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 14 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).
SECTION 15.   STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 16.   GENERAL PROVISIONS
(a)   No Distribution; Compliance with Legal Requirements.   The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.
(b)   Stock Certificates.   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable laws, the Company shall not be required to deliver to any grantee certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). However, if Stock certificates are delivered to grantees under the Plan, such certificates shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.
(c)   Other Compensation Arrangements; No Employment Rights.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(d)   Trading Policy Restrictions.   Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.
(e)   Designation of Beneficiary.   Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 17.   EFFECTIVE DATE OF PLAN
This Third Amended and Restated 2004 Stock Incentive Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after February 7, 2032.
SECTION 18.   GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: February 10, 2004
DATE APPROVED BY STOCKHOLDERS: May 5, 2004
DATE AMENDMENT TO SECTION 12 APPROVED BY BOARD OF DIRECTORS: July 31, 2007
DATE ON WHICH AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: November 1, 2010
DATE ON WHICH SECOND AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: February 19, 2013
DATE ON WHICH SECOND AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS: May 15, 2013
DATE ON WHICH THIRD AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: February 7, 2022
DATE ON WHICH THIRD AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS:

WATTS WATER TECHNOLOGIES, INC.C/O BROADRIDGE FINANCIAL SOLUTIONS, INC.P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 10, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.Election of DirectorsNominees 000 01) Christopher L. Conway02) Michael J. Dubose03) David A. Dunbar04) Louise K. Goeser05) W. Craig Kissel06) Joseph T. Noonan07) Robert J. Pagano, Jr.08) Merilee Raines09) Joseph W. ReitmeierThe Board of Directors recommends you vote FOR proposals 2, 3 and 4:2.Advisory vote to approve named executive officer compensation.3.To approve our Third Amended and Restated 2004 Stock Incentive Plan.4.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.NOTE: The proxies, in their discretion, are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.comWATTS WATER TECHNOLOGIES, INC.Annual Meeting of Stockholders May 11, 2022 9:00 AM EDTThis proxy is solicited by the Board of DirectorsThe stockholders hereby appoint Robert J. Pagano, Jr., Shashank Patel and Kenneth R. Lepage, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WATTS WATER TECHNOLOGIES, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 11, 2022, at Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side

WATTS WATER TECHNOLOGIES, INC. ANNUAL MEETING OF STOCKHOLDERS May 11, 2022 9:00 a.m. EDT CLASS B COMMON STOCK PROXY This proxy is solicited by the Board of Directors The stockholders hereby appoint Robert J. Pagano, Jr., Shashank Patel and Kenneth R Lepage, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class B Common Stock of WATTS WATER TECHNOLOGIES, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 a.m. EDT on May 11, 2022, at Watts Water Technologies, Inc. 815 Chestnut Street North Andover, MA 01845, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The Board of Directors recommends you vote FOR the following: 1. Election of 01 Christopher L. Conway 05 W. Craig Kissel 08 Merilee Raines □ Vote FOR □ Vote WITHHELD directors: 02 Michael J. Dubose 06 Joseph T. Noonan 09 Joseph W. Reitmeier all nominees from all nominees 03 David A. Dunbar 07 Robert J. Pagano, Jr. (except as marked below) 04
Louise K. Goeser (To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) The Board of Directors recommends you vote FOR the proposals 2, 3 and 4: 2. Advisory vote to approve named executive officer compensation. □ For □ Against □ Abstain 3. To approve our Third Amended and Restated 2004 Stock Incentive Plan □ For □ Against □ Abstain 4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. □ For □ Against □ Abstain The proxies, in their discretion, are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Date:_____________________________________ _________________________________________ Signature(s) Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide fullname of corporation and title of authorized officer signing the Proxy.